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                                                                    EXHIBIT 3.05





                           JETFLEET AIRCRAFT II, L.P.

                         LIMITED PARTNERSHIP AGREEMENT





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                               TABLE OF CONTENTS

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ARTICLE I. DEFINED TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II. ORGANIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         2.1   Formation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         2.2   Name, Place of Business and Office.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         2.3   Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         2.4   Term.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE III. PARTNERS AND CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         3.1   General Partners.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         3.2   Initial Limited Partner; Unitholders.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         3.3   Capital Contributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         3.4   Application of Capital Contributions.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         3.5   JetFleet II Capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         3.6   Liability of Partners and Unitholders. . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE IV. DISTRIBUTIONS, PROFITS AND LOSSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

         4.1     Distributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

         4.2     Allocation of Profits and Losses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         4.3     Special Allocations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         4.4     Curative Allocations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         4.5     Allocation Among Partners. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         4.6     Acknowledgment of Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE V. RIGHTS, POWERS AND DUTIES OF THE GENERAL
         PARTNERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

         5.1     Management and Control of JetFleet II. . . . . . . . . . . . . . . . . . . . . . . . . . .  18


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         5.2     Authority of the Managing General Partner. . . . . . . . . . . . . . . . . . . . . . . . .  19

         5.3     Authority of Partners to Deal with JetFleet II.  . . . . . . . . . . . . . . . . . . . . .  22

         5.4     Restrictions on the Authority of a General Partner . . . . . . . . . . . . . . . . . . . .  23

         5.5     Duties and Obligations of the General Partners.  . . . . . . . . . . . . . . . . . . . . .  24

         5.6     Compensation of the General Partners.  . . . . . . . . . . . . . . . . . . . . . . . . . .  26

         5.7     Other Businesses of Partners.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

         5.8     Indemnification of the General Partners and their Affiliates.  . . . . . . . . . . . . . .  28

ARTICLE VI. GENERAL PARTNER WITHDRAWAL, REMOVAL, AUTOMATIC CESSATION AND SUBSTITUTION;
            TRANSFER OF A GENERAL PARTNER'S INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

         6.1     Withdrawal of the General Partners.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

         6.2     Removal of the General Partners. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

         6.3     Substitute and Additional General Partners; Assignment of Economic Interest. . . . . . . .  29

         6.4     Automatic Cessation of General Partners  . . . . . . . . . . . . . . . . . . . . . . . . .  30

         6.5     Purchase of a Terminated General Partner's Interest. . . . . . . . . . . . . . . . . . . .  30

         6.6     Amounts Accrued and Owing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

         6.7     Notes and Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

         6.8     Liability of a Terminated General Partner. . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE VII. TRANSFERABILITY OF LIMITED PARTNERSHIP
             INTERESTS OR UNITS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

         7.1     Restrictions on Transfers of Units.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

         7.2     Incapacity of Unitholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

         7.3     Change in Record Ownership.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34


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         7.4     Substituted Unitholder.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE VIII. DISSOLUTION, LIQUIDATION AND TERMINATION OF
              JETFLEET II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

         8.1     Events Causing Dissolution.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

         8.2     Liquidation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE IX. BOOKS AND RECORDS; ACCOUNTING, TAX RECORDS  . . . . . . . . . . . . . . . . . . . . . . . . . .  38

         9.1     Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

         9.2     Accounting Basis for Tax and Reporting Purposes. . . . . . . . . . . . . . . . . . . . . .  38

         9.3     Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

         9.4     Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

         9.5     Elections. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

         9.6     Designation of Tax Matters Partner.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

         9.7     Expenses of Tax Matters Partner. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE X. AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

         10.1    Proposal and Adoption of Amendments Generally. . . . . . . . . . . . . . . . . . . . . . .  41

         10.2    Amendments on Admission or Withdrawal of Partners and Unitholders. . . . . . . . . . . . .  42

ARTICLE XI. CONSENTS, VOTING AND MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

         11.1    Method of Giving Consent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

         11.2    Voting Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

         11.3    Meetings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

         11.4    Submissions to Unitholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

         11.5    Record Dates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44


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ARTICLE XII. POWERS OF ATTORNEY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE XIII. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

         13.1    Notification to JetFleet II or the General Partners. . . . . . . . . . . . . . . . . . . .  45

         13.2    Binding Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

         13.3    Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

         13.4    Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

         13.5    Severability of Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

         13.6    Entire Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

         13.7    Section Titles.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

         13.8    Legal Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45


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                           JETFLEET AIRCRAFT II, L.P.
                         LIMITED PARTNERSHIP AGREEMENT

         This Limited Partnership Agreement is made and executed as of June 21, 1991, by and among CMA Capital Group, a California corporation (the "Managing General Partner"), Neal D. Crispin and Richard D. Koehler as General Partners (collectively, the "General Partners"), and each person who is admitted to the Partnership as a limited partner (a "Limited Partner"). Each Limited Partner who has entered into and executed a Subscription Agreement, as a condition to the offer and sale of the Units under the Subscription Agreement, will be deemed to have entered into and properly executed this Agreement, which shall then become fully binding on each such Limited Partner. In consideration of the mutual promises made herein, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.
                                 DEFINED TERMS

         The definitions used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article I. The singular shall include the plural, and any reference to gender shall include the other genders (whether masculine, feminine or neuter), as the context requires.

         "Acquisition Expenses": Expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses and miscellaneous expenses relating to selection and acquisition of Aircraft, whether or not acquired. Acquisition Expenses include both Chargeable Acquisition Expenses and General Partner Acquisition Expenses.

         "Acquisition Fee": The total of all fees and commissions paid by any party in connection with the initial purchase of Aircraft acquired by JetFleet
II. Included in the computation of such fees or commissions are any commission, selection fee, financing fee, non-recurring management fee, or any fee of a similar nature, however designated. Other examples of Acquisition Fees include brokers' fees and commissions, trustee fees, commitment fees and prepayment fees. The principal Acquisition Fee to be paid by JetFleet II is a fee, equal to 1.5% of the Adjusted Purchase Price of Aircraft purchased by JetFleet II (excluding any amount of the Adjusted Purchase Price borrowed by JetFleet II), for services rendered in identifying the availability of such Aircraft for purchase. The Managing General Partner will be retained to perform such services and will receive that Acquisition Fee. Other Acquisition Fees which it is anticipated that JetFleet II will incur are loan fees and trustee fees. In certain circumstances, JetFleet II may become obligated to pay fees or commissions to third-party brokers (other than the Managing General Partner or any substitute) for services rendered in connection with the acquisition of Aircraft. Such fees and commissions, if any, will be included in the Purchase Price of the Aircraft acquired by JetFleet II; accordingly, the amount of such fees together with the other amounts included in the Purchase Price will not exceed the fair market value of the Aircraft as determined by the Appraiser.

         "Additional Closing": Any Closing after the Initial Closing.



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         "Adjusted Capital Account Deficit": With respect to any General
Partner or Unitholder, the deficit balance, if any, in such General Partner's or Unitholder's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

         a) Crediting to such Capital Account the amount of such General Partner's or Unitholder's share of JetFleet II Minimum Gain (which share shall be determined in accordance with Section
         1.704lT(b)(4)(iv)(f) of the Regulations); and

         b) Debiting to such Capital Account the amount of such Unitholder's share of items described in Sections
         1.704-l(b)(2)(ii)(d)(4), (5), and (6) of the Regulations.

         This definition is intended to comply with the provisions of Section 1.704-1 (b) (2) (ii) (d) of the Regulations, and shall be interpreted consistently therewith.

         "Adjusted Capital Contributions": The Unitholders' Capital Contributions reduced to not less than zero by cash distributions from any source (including liquidating distributions) to the Unitholders which exceed a cumulative, noncompounded 8% annual return on such Unitholders' Adjusted Capital Contributions (excluding any distributions previously reducing such Adjusted Capital Contributions), with such calculation to be based on the Adjusted Capital Contributions outstanding on the last day of the preceding calendar quarter.

         "Adjusted Purchase Price": The Purchase Price of Aircraft, plus all Chargeable Acquisition Expenses but not including (a) any loan fees or similar charges or (b) the Acquisition Fee equal to 1.5% of the Adjusted Purchase Price (excluding any amount of the Adjusted Purchase Price borrowed by JetFleet II) and payable to the Managing General Partner or its substitute, if any. In no Event will the Adjusted Purchase Price exceed the fair market value of the Aircraft at the time of purchase as determined by an appraisal by the Appraiser.

         "Affiliate": When used with reference to a specified Person, (a) any Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any Person owning or controlling 10% or more of the outstanding voting securities of such Person, (c) any officer, director or general partner of such Person and (d) if such other Person is an officer, director or general partner, any company for which such Person acts in such capacity.

         "Agreement": This Limited Partnership Agreement, as originally executed and as amended or restated, as the context requires.

         "Aircraft": An aircraft, or aircraft engine separate from an aircraft, identified or selected for purchase or purchased or otherwise held by or on behalf of JetFleet II, or an interest in such aircraft or separate engine identified or selected for acquisition or acquired or otherwise held by or on behalf of JetFleet II, together with all appliances, pans, instruments, appurtenances, accessories, furnishings or other equipment included therein (including any and all engines originally installed thereon) or included in the aircraft engine if acquired separately from an aircraft, and all substitutions, renewals or replacements of, and all additions, improvements and accessions to, such aircraft or separate aircraft engine.





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
         "Appraiser": Such other nationally recognized independent appraiser selected by the Managing General Partner in its discretion.

         "Aviation Act": The Federal Aviation Act of 1958, as amended.

         "Business Day": Any day that is not a Saturday, a Sunday, or a day on which banking institutions in the City of San Francisco, California are authorized or required to close by law, executive order or regulation.

         "California Act": The California Revised Limited Partnership Act or the corresponding provisions of any succeeding law.

         "Capital Account": A separate capital account established for each Partner by JetFleet II maintained in accordance with the following provisions:

         a)To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Article IV hereof, and the amount of any JetFleet II liabilities assumed by such Partner or which are secured by any JetFleet II property distributed to such Partner.

         b)To each Partner's Capital Account there shall be debited the amount of cash and the fair market value of any JetFleet II property distributed to such Partner pursuant to any provision of the Agreement, such Partner's distributive share of Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Article IV hereof, and the amount of any liabilities of such Partner assumed by JetFleet II or which are secured by any property contributed by such Partner to JetFleet II.


         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with
Section 1.704-1 (b) of the Regulations and shall be interpreted and applied in a manner consistent with such Regulations.

         "Capital Contribution": The gross amount of investment in JetFleet II by a Partner or by all such Partners, as the case may be. Since Capital Contributions to JetFleet II are to be made in cash, JetFleet II's Capital Contributions will be the total amount of cash contributed to JetFleet II by any Partner or by the predecessor holder of the Interest of such Partner, as the context requires, without reduction for any Sales Commissions or other expense. As used with respect to a Unitholder, the term "Capital Contribution" refers to the Capital Contribution made in respect of the purchase price paid by or on behalf of the Unitholder or the Unitholder's predecessor upon the issuance and sale by JetFleet II of the Unitholder's Units pursuant to the applicable Subscription Agreement.

         "Cash Available for Distribution": Cash Flow plus cash funds available for distribution from reserves less amounts set aside for restoration or creation of reserves.

         "Cash Flow": JetFleet 1I cash funds provided from operations, without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from Working Capital Reserves or Gross Offering Proceeds). Cash Flow does not include Net Disposition Proceeds.

         "Cash Reserves": Those reserves established by the Managing General Partner for JetFleet II from Gross Offering Proceeds and thereafter, from JetFleet 1I revenues, including Cash Flow and Net Disposition Proceeds.

         "Chargeable Acquisition Expenses": Acquisition Expenses that are incurred in connection with the selection and acquisition of Aircraft and that are to be paid by JetFleet II. Chargeable Acquisition Expenses include, without limitation, legal and accounting expenses incurred in connection with the acquisition of Aircraft, appraisal costs, title insurance costs, any reimbursement that might be payable by JetFleet 1I to the Managing General Partner for any out-of-pocket costs which are incurred by the Managing General Partner in rendering acquisition services for JetFleet II and any other direct out-of-pocket costs incurred in connection with the selection and purchase of Aircraft.

         "Closing": The sale of Units by JetFleet II pursuant to the Offering, at which time the subscription proceeds with respect to the Units are released from escrow and delivered to JetFleet II, and the subscribers who deposited those funds become Unitholders. It is anticipated that, on the Closing Date or shortly thereafter, JetFleet II will purchase one or more Aircraft with a portion of the subscription proceeds.

         "Closing Date": The date on which a Closing takes place.

         "Code": The Internal Revenue Code of 1986, as amended, or the corresponding provisions of any succeeding law.

         "Commission": The Securities and Exchange Commission.

         "Competitive Equipment Sales Commission": That brokerage fee paid for services rendered in connection with the purchase or sale of equipment, which is reasonable, customary and competitive in light of the size, type and location of the equipment.

         "Consent": The approval of a Person, given as provided in Section 11.1, to do the act or thing for which the approval is solicited, or the act of granting such approval, as the context may require. Reference to the Consent of a specified percentage in Interest of the Unitholders means the Consent of Unitholders who own Units representing at least such specified percentage of the Units owned by all Unitholders.

         "Constructive Ownership Rules": The constructive ownership rules of
Section 318 of the Code which require an individual to be treated as owning the corporate stock owned directly or indirectly by the individual the individual's spouse, children, grandchildren and parents and the individual's proportionate share of stock held by S corporations of which the individual is a shareholder, partnerships of which the individual is a partner, trusts of which is a beneficiary of more than 5% of the value thereof and C corporations of which the individual is a 50% or more shareholder by value. A Person is also treated as owning any stock with respect to which the Person holds options to purchase. In general, corporations, partnerships and trusts arc treated as owning stock held by their shareholders, partners and beneficiaries respectively.

         "Due Diligence Costs": Reimbursement payable to the Sales Agent pursuant to Section 5.6(b) for the accountable, bona fide due diligence costs actually incurred by the Sales Agent (or, if the reimbursement is reallowed by the Sales Agent to a member of the Selling Group, actually incurred by such Selling Group member) in connection with the Offering.

         "Equipment Management": Personnel and services necessary to the leasing activities of JetFleet II including, but not limited to, leasing and re-leasing of JetFleet II Aircraft, arranging for any necessary: maintenance and repair of the Aircraft, collecting revenues, paying operating expenses, determining that the Aircraft is used in accordance with all contractual arrangements and providing clerical and bookkeeping services necessary to the operation of JetFleet II Aircraft. Under Triple Net Leases, the lessees will assume the responsibility for Aircraft maintenance and repair and for paying operating expenses.

         "Equipment Management Fee": The fee payable to the Managing General Partner pursuant to Section 5.6(d).

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent": The Bank of San Francisco, 555 Montgomery Street, San Francisco, California.

         "FAA": The Federal Aviation Administration.

         "Final Closing Date": The date on which the last Closing takes place.

         "Fiscal Period": The fiscal year of JetFleet II, which shall initially be the calendar year or any interim accounting period established by the Corporate General Partner within a fiscal year.

         "Front-End Fees": Fees and; expenses paid by any party for any services rendered during JetFleet II's organizational or acquisition phase including Organizational and Offering Expenses, Leasing Fees, Acquisition Fees, Acquisition Expenses and any similar fees, however designated by JetFleet II (including the Non-Accountable Organizational and Expense Allowance). Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Aircraft to any of its employees unless such Persons are Affiliates of any of the Sponsors.

         "Full Payout Lease": A lease under which the noncancellable rental payments due during the initial term of the lease are sufficient to recover the Purchase Price of the Aircraft.

         "GAAP": Generally accepted accounting principles, consistently applied.





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         "Gain from Sale" and "Loss from Sale": For any Fiscal Year or other period, an amount equal to JetFleet II's gain or loss for such year or period from the sale, exchange, refinancing or other disposition of the Aircraft. Gross Income specially allocated to the General Partners pursuant to Sections 4.3(c) and (g) shall be excluded from the calculation of Gain and Loss from Sale.

         "General Partners": CMA Capital Group, a California corporation, Neal
D. Crispin and Richard D. Koehler or any other Person that becomes an additional or successor General Partner as provided under this Agreement.

         "Gross Income": The gross income of the Partnership within the meaning of Section 61 (a) of the Code.

         "Gross Offering Proceeds": The Capital Contributions of all Unitholders upon the purchase of Units pursuant to the Offering.

         "Guidelines": The Equipment Program Guidelines of the North American Securities Administrators Association, Inc.

         "Initial Closing": The first Closing.

         "Initial Leases": The initial leases to which the Aircraft identified or selected for purchase or purchased by JetFleet II out of Gross Offering Proceeds are subject.

         "Initial Limited Partner": Neal D. Crispin or his successor in interest.

         "Investment Banking Fee": The fee payable to the Sales Agent pursuant to Section 5.6(b).

         "Investment in Aircraft": The amount of Capital Contributions actually paid or allocated to the purchase or renovation of Aircraft acquired by JetFleet II, including the purchase of Aircraft, Working Capital Reserves allocable thereto (except that Working Capital Reserves in excess of 3% of Capital Contributions will not be included), and other cash payments such as interest and taxes but excluding Front-End Fees.

         "IRAs": Individual retirement accounts qualifying under Section 408 of the Code.

         "IRS": The United States Internal Revenue Service or its successor.

         "JetFleet II": JetFleet Aircraft II, L.P., a California limited partnership, as such partnership may from time to time be constituted.

         "JetFleet II Minimum Gain": The sum for all JetFleet II assets of the amounts of income or gain that would be recognized if each asset were disposed of for the amount of non-recourse liabilities secured by such assets, which shall be determined in accordance with the principles set forth in Section 1.704-1 (b) (4) (iv) (c) of the Regulations.

         "Leasing Fees": The total of all fees and commissions paid by any party in connection with the Initial Lease of the Aircraft acquired by JetFleet II.

         "Limited Partner": Initially, the Initial Limited Partner. Upon the Initial Closing, the term "Limited Partner" shall refer to a Unitholder.

         "Losses": See "Profits" and "Losses."

         "Majority Vote": The affirmative vote of holders of more than 50% of the outstanding Units.

         "Managing General Partner": CMA Capital Group, a California corporation or its successor.

         "NASDAQ": The National Association of Securities Dealers Automated Quotations System, as constituted from time to time.

         "National Securities Exchange": A stock or securities exchange registered with the Commission under the provisions of the Securities Exchange Act of 1934, as amended.

         "Net Disposition Proceeds": The proceeds realized by JetFleet II from sale, refinancing or other disposition of the Aircraft, including insurance proceeds or lessee indemnity payments arising from the loss or destruction of the Aircraft, less all JetFleet II liabilities.

         "Non-Accountable Organizational and Offering Expense Allowance": An amount payable to the Managing General Partner pursuant to Section 5.6(c).

         "Notification": A writing, containing the information required by this Agreement to be communicated to any Person, sent by mail, postage prepaid, to such Person at the address of such Person as shown by the records of JetFleet II on the date of the giving of Notification or personally delivered to such Person; provided, however, that any communication containing such information sent to such Person and actually received by such Person shall constitute Notification for all purposes under this Agreement. Notification shall be deemed to have been given either five days after deposited in the United States mail, postage prepaid, or as of delivery, if personally delivered.

         "Offering": The offering of Units pursuant to the Prospectus For the Offering.

         "Operating Lease": A lease which will return to the lessor less than the Purchase Price of the Aircraft from rentals payable during the initial term of the lease.

         "Organizational and Offering Expenses": Expenses incurred in connection with preparing JetFleet II for registration and subsequently offering and distributing Units to the public, including sales commissions paid to broker-dealers in connection with the distribution of Units and all advertising expenses except advertising expenses related to the leasing of JetFleet II's Aircraft. Such expenses include those expenses incurred in connection with the formation of JetFleet II and other amounts paid to broker-dealers in connection with the distribution of Units (including, without limitation, Sales Commissions, Investment Banking Fee and Due Diligence Costs).

         "Partner": Any General Partner or Limited Partner.

         "Person": Any natural person, partnership, corporation, association or other legal entity, including a trust.

         "Profits from Operations" and "Losses from Operations": For any Fiscal Year or other period, an amount equal to JetFleet II's taxable income or loss from operations for such year or period, determined in accordance with Section 703(a) of the Code, including all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code, with the following adjustments: (a) any income of JetFleet II that is exempt from federal income tax and not otherwise taken into account in computing Profits from Operations and Losses from Operations pursuant to this definition shall be added to such taxable income or shall reduce such taxable loss; (b) any expenditures of JetFleet II described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations
Section 1.704-l(b)(2)(iv)(i) and not otherwise taken into account in computing Profits from Operations or Losses from Operations pursuant to this definition shall be subtracted from such taxable income or loss; and (c) any Gain from Sale or Loss from Sale shall not be included in such taxable income or loss. Gross Income specially allocated to the General Partners pursuant to Sections 4.3(c) and (g) shall be excluded from the calculation of Profits from Operations and Losses from Operations.

         "Program": A limited or general partnership, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investing in and the generation of or gain from an interest in equipment.

         "Prospectus": This term shall have the meaning given by Section 2(10) of the Securities Act of 1933, including a preliminary Prospectus. "Prospectus For the Offering" refers to the Prospectus contained in the Registration Statement, as that Prospectus may be amended or supplemented.

         "Purchase Price": The purchase price paid upon the purchase or sale of Aircraft, including the amount of Acquisition Fees and all liens and mortgages on the Aircraft, but excluding points and prepaid interest.

         "Qualified Plans": Qualified pension, profit-sharing and stock bonus plans Keogh plans, 401 (k) plans and other corporate retirement plans qualifying under Section 401 (a) of the Code.

         "Registered Owner": As applied to a Unit, the Person in whose name a Unit is registered on the books of JetFleet II.

         "Registration Statement": The registration statement for the initial offering of Units by JetFleet II, to be filed with the Commission under the Securities Act of 1933, as it may be amended.

         "Regulations": The income tax regulations promulgated under the Code, as such regulations may be amended from time to time.

         "Resale Fee": The fee payable to the Managing General Partner pursuant
o Section 5.6(f').

         "Sales Agency Agreement": The sales agency agreement entered into by and among the Sales Agent, JetFleet II and the Managing General Partner with respect to the Offering.

         "Sales Agent": CKS Securities, Incorporated, a member of the National Association of Securities Dealers, Inc.

         "Sales Commissions": The commissions payable to the Sales Agent pursuant to Section 5.6(b).

         "Selling Group": The group of brokers authorized by the Sales Agent to sell Units. Each such broker must be a member of the National Association of Securities Dealers, Inc.

         "Sponsor": Any person directly or indirectly instrumental in organizing, wholly or in part, JetFleet II or any person who will manage or participate in the management of a program, and any Affiliate of any such person. The term "Sponsor" does not include a Person whose only relation with JetFleet II is that of an independent equipment manager and whose only compensation is as such. Sponsor does not include wholly independent third parties, such as attorneys, accountants and underwriters, whose only compensation is for professional services rendered in connection with the offering of JetFleet II interests.

         "Substantially All of the Assets" shall mean Aircraft, the Purchase Price for which represents 66-2/3% or more of JetFleet II's Aircraft based on the then fair market value of the Aircraft.

         "Subscription Agreement": The Subscription Agreement to be executed and delivered by each subscriber for Units pursuant to the Offering. The form of the Subscription Agreement is included as an exhibit to the Prospectus For the Offering.

         "Syndication Expenses": All expenditure classified as syndication expenses pursuant to Section 1.709-2(b) of the Regulations. Syndication Expenses shall be taken into account under JetFleet It's methods of accounting as if they were deductible expenses.

         "Terminated General Partner": Any General Partner who ceases to be a General Partner pursuant to Article VI.

         "Triple Net Lease": A lease in which the lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the non-cancellable rental payments under the lease are absolutely net to the lessor. In certain cases the lessee might not be required to pay excess hull insurance or certain of the costs of complying with airworthiness directives issued by the Aircraft manufacturer, the FAA or any other government agency having jurisdiction and with other regulatory requirements.

         "Unit": The limited partnership Unit or other indicia of ownership in JetFleet II. Such Unit represents the interest of a Unitholder attributable to a Capital Contribution of $50 (except in the case of certain volume discounts described in the Prospectus), constituting the rights and obligations of a subscriber for a Unit pursuant to the Offering upon the acceptance of the subscriber's subscription and Capital Contribution pursuant to the subscriber's Subscription Agreement.

         "Unitholder": The holder of a Unit. Any Person recognized as a holder of a Unit shall be a Person who is admitted to JetFleet II as a Limited Partner and who is a Registered Owner of one or more Units.

         "Unitholder Payout": Distributions to the Unitholders, from Cash Available for Distribution as well as Net Disposition Proceeds, equal to the Unitholders' Capital Contributions, plus a cumulative, noncompounded 8% annual return on the Unitholders' Adjusted Capital Contributions (computed from the respective Closing Dates with respect to the Unitholders' respective subscriptions).

                                  ARTICLE II.

                                  ORGANIZATION

         2.1 Formation. The General Partners and the Initial Limited Partner hereby form this limited partnership in accordance with and pursuant to the provisions of the California Act and this Agreement. The General Partners are the Sponsors of JetFleet II and the Offering. The rights and liabilities of the Partners are as provided in the California Act and in this Agreement.

         2.2     Name. Place of Business and Office.

                 (a)      The name of the Partnership is JetFleet Aircraft II,
L.P.

                 (b) The principal offices of JetFleet II shall be at 433 California Street, Suite 910, San Francisco, California 94104. The Managing General Partner may at any time change the location of such offices and may establish such additional offices as it shall deem advisable. Notification of any change in location shall be given to the Unitholders as soon as practicable after such change. The parties hereto shall immediately execute all such certificates and other documents conforming hereto and do all such filing, recording, publishing and other acts as in the judgment of the Managing General Partner may be appropriate to comply with all requirements for the formation of a limited partnership under the California Act. The business of JetFleet II may be carried on in states in addition to California and, accordingly, the parties hereto shall execute all such certificates and other documents conforming hereto and to do all such filing, recording, publishing and other acts as in the judgment of the Managing General Partner may be necessary or appropriate for the formation or qualification and operation of JetFleet II as a limited partnership in such additional states.

         2.3     Purpose. The purpose and character of the business of JetFleet
II is:

                 (a) to acquire new or used Aircraft for lease pursuant to Triple Net Leases (which may be Full Payout Leases or Operating Leases) with the primary objective of generating cash from operations and distributing as much of the cash as is not required for operating expenses and Cash Reserves;

                 (b) to preserve and protect the value of JetFleet II's assets;

                 (c) to maximize returns through distributions of cash received upon the ultimate sale of Aircraft;

                 (d) to engage in any and all business activities permitted under the California Act; and

                 (e) to perform any acts necessary or incidental to the accomplishment of the foregoing purposes.

         2.4 Term. JetFleet II is formed upon the execution and delivery of this Agreement and upon the filing of JetFleet II's Certificate of Limited Partnership in accordance with the provisions of the California Act, and JetFleet II shall continue in full force and effect until December 31, 2010, or until dissolution prior thereto pursuant to the provisions hereof.

                                  ARTICLE III.
                              PARTNERS AND CAPITAL

         3.1     General Partners.

                 (a) The Managing General Partner of JetFleet II is CMA Capital Group, a California corporation with its principal office at 433 California Street, Suite 910, San Francisco, California 94104. The individual General Partners are the founding principals of the Managing General Partner, Neal D. Crispin (whose principal office is located at 433 California Street, Suite 910, San Francisco, California 94104) and Richard D. Koehler (whose principal office is located at 167 W. Main Street, Suite 510, Lexington, Kentucky 40507).

                 (b) The General Partners, or any of them, shall make a Capital Contribution in cash in the aggregate amount of $750.

                 (c) Any General Partners or Affiliates of any General Partners also may be Unitholders to the extent they separately purchase any Units, and the Consent or approval of any Unitholder to such transfer to the General Partners need not be obtained. If any General Partners or Affiliates of any General Partners purchase any Units, they shall have all the rights and liabilities of Unitholders (in addition to, in the case of any General Partners, such General Partners' rights and liabilities as General Partners), as provided in the California Act and this Agreement, except as provided otherwise in Sections 6.1, 6.2 and 11.2.

         3.2     Initial Limited Partner; Unitholders.

                 (a) The Initial Limited Partner shall make a Capital Contribution of $250 and shall receive five Units. Upon the Initial Closing, the five Units issued to the Initial Limited Partner in respect of such Capital Contribution shall be redeemed and cancelled by JetFleet II, and such Capital Contribution shall be returned to the Initial Limited Partner, whereupon his status as the Initial Limited Partner shall terminate.

                 (b) Upon the Initial Closing, JetFleet II shall issue and sell those Units which have been fully paid for pursuant to Subscription Agreements duly accepted by the Managing General Partner, provided that the issuance and sale are in accordance with the terms of the Offering. Upon each Additional Closing, JetFleet II shall issue and sell any additional Units which have been fully paid for pursuant to Subscription Agreements duly accepted by the Managing General Partner, provided that the issuance and sale are in accordance with the terms of the Offering. At each such Closing, the $50 purchase price paid for each Unit then being issued and sold shall be contributed to JetFleet II. Purchasers of Units shall be admitted as Unitholders not later than 15 days after the release from escrow of the purchaser's funds to JetFleet II.

                 (c) JetFleet II shall cause the Managing General Partner to register on its books the name of each Registered Owner of Units as the Unitholder thereof.

                 (d) Pursuant to the applicable Subscription Agreement, each purchaser of Units issued at any Closing (and each transferee of the rights of any such purchaser) shall be bound by the terms and conditions of this Agreement as if such Person had executed this Agreement as a party hereto.

         3.3 Capital Contributions. Capital Contributions shall be made only in cash or cash equivalents. No Unitholder shall be required to make any Capital Contribution to JetFleet II other than the Capital Contributions made as provided in the Subscription Agreement(s) pursuant to which the Unitholder's Units are issued.

         3.4     Application of Capital Contributions.

                 (a) Upon JetFleet II's receipt of the Capital Contributions, the Managing General Partner shall deposit such funds in JetFleet II's bank account and shall then apply such Capital Contributions in the manner and for the purposes provided in Articles IV and V.

                 (b) JetFleet II shall apply at least 82% of the Gross Offering Proceeds for Investment in Aircraft.

                 (c) Any Capital Contributions of the Unitholders not committed for Investment in Equipment within two years after the date of commencement of the Offering (except for necessary working capital) shall be distributed pro rata to the Unitholders as a return of capital.

         3.5     JetFleet II Capital.

                 (a) No Partner or Unitholder shall be entitled to any interest on any Capital Contribution.

                 (b) Except as provided in Section 3.4 or 4.5, or upon dissolution of JetFleet II pursuant to Article VIII, no General Partner or Unitholder shall have the right to withdraw, or to receive any return of any portion of, such Partner's or Unitholder's Capital Contribution. No specific time has been agreed upon for the repayment of Capital Contributions.

                 (c) No Unitholder shall have the right to receive any distribution from JetFleet II in property other than cash. Except as expressly provided in this Agreement, no Unitholder shall have priority over any other Partner or Unitholder with respect to a return of such Person's Capital Contribution or with respect to distributions of Cash Available for Distribution or Net Disposition Proceeds.

         3.6     Liability of Partners and Unitholders.

                 (a) No Unitholder shall have any personal liability as a Unitholder, whether to JetFleet II, to any Partners, to any Unitholders or to any creditors of JetFleet II, for the debts, liabilities, contracts or any other obligations of JetFleet II or for any losses of JetFleet II. Except for payment of the purchase price for Units purchased pursuant to Subscription Agreement, no Unitholder shall be required to make any Capital Contribution to JetFleet II or to repay to JetFleet II, any Partner, any Unitholder or any creditor of JetFleet II all or any fraction of any negative amount of such Unitholder's Capital Account.

                 (b) Notwithstanding Section 3.6(a), in accordance with the California Act, a Unitholder may, under certain circumstances, be required to return to JetFleet II or to creditors of JetFleet II, amounts previously distributed to such Unitholder in violation of the California Act. It is the intent of the parties hereto that no Unitholder shall be obligated to pay any such amount to or for the account of JetFleet II or any creditor of JetFleet
II. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, the Unitholders are obligated to repay any such amount, such obligation shall be the responsibility of the Unitholders who received such distributions in proportion to the distributions received which are to be returned. In lieu of requiring return of such distributions from Unitholders, the Managing General Partner may withhold future distributions to the Unitholders until the amount so withheld equals the amount of the distributions which are required to be repaid or returned, regardless of whether the Unitholders entitled to receive such distributions were the same Persons as those who actually received the required to be returned.

                 (c) JetFleet II shall indemnify the Unitholders, to the extent of JetFleet II's assets but without recourse to the assets of the General Partners, against any claim of liability asserted against them solely because they are Unitholders.

                 (d) None of the General Partners, their respective Affiliates, officers, directors, employees or agents shall be liable to JetFleet II or any Unitholder for any loss suffered by JetFleet II or any Unitholder which arises out of any action or inaction of the General Partners, or their Affiliates, officers, directors, employees, partners or trustees, if such General Partner or other Person (i) determined in good faith that such course of conduct or inaction was in the best interests of JetFleet II, (ii) was acting on behalf of or performing services for JetFleet II and acting within the scope of the General Partner's authority, and (iii) such course of conduct or inaction did not constitute negligence or misconduct.

                 (e) Except as otherwise provided in Section 8.2(e), none of the General Partners or any of their Affiliates shall have any personal liability to any Unitholder for the repayment of any amounts outstanding in the Capital Account of any Unitholder. The General Partners shall not be liable to any Unitholder by reason of any change in the federal income tax laws as they apply to JetFleet II and the Unitholders, whether such change occurs through legislative, judicial or administrative action, so long as the General Partners have acted in good faith and in a manner reasonably believed to be in the best interests of the Unitholders.

                 (f) None of the General Partners or their Affiliates shall have any personal liability to repay to JetFleet II all or any portion of any negative amount of any Partner's or Unitholder's Capital Account, except as otherwise provided in Section 8.25(e).

                                  ARTICLE IV.
                       DISTRIBUTIONS, PROFITS AND LOSSES

         4.1     Distributions.

                 (a) Distributions, if any, whether out of Cash Available for Distribution or Net Disposition Proceeds, will be made from time to time at the discretion of the Managing General Partner. The Managing General Partner shall establish the amount of Cash Reserves from time to time at such levels as the Managing General Partner deems necessary and appropriate to serve the best interests of JetFleet II, which levels shall be taken into account by the Managing General Partner from time to time in determining the amount, if any, of JetFleet II distributions. Such Cash Reserves shall be at least 1% of Gross Offering Proceeds. Except in the event of liquidation of JetFleet II under
Section 8.2, (i) all distributions from Cash Available for Distribution will be made 95% to the Unitholders and 5% to the General Partners; and (ii) all distributions from Net Disposition Proceeds will be made 99% to the Unitholders and 1% to the General Partners until such time as the Unitholders have received distributions equal to the Unitholder Payout; thereafter, cash distributions from Net Disposition Proceeds will be made 95% to the Unitholders and 5% to the General Partners.

                 (b) To the extent deemed feasible by the Managing General Partner, any distributions that are made out of Cash Available for Distribution will be made on a monthly or quarterly basis, as designated by the individual Unitholders in their Subscription Agreements or otherwise in writing to the Managing General Partner. The Managing General Partner will cause distributions to be made, to the extent feasible, within 30 days after the end of the month, or within 45 days after the end of the fiscal quarter, as the case may be, to Unitholders of record on the last day of such month or quarter, as the case may be.

                 (c) Distributions (other than those referred to in Section 8.2) to the Unitholders shall be apportioned among the Unitholders in the ratio in which the number of Units held by each of them bears to the total number of Units held by all Unitholders as of the last day of the month with respect to which such distributions are made; provided, however, that, with respect to distributions made for any month during the Offering period of the Units (including the month in which the Offering terminates), such distributions shall be apportioned among the Unitholders in the ratio in which
(i) the number of Units held by each Unitholder multiplied by the number of days during such month that such Unitholder was the owner of such Units bears to (ii) the sum of the number of Units outstanding on each day during such month.

                 (d) Distributions to the General Partners as a group shall be divided among the General Partners in such manner as they shall agree upon.

                 (e) Distributions in kind shall not be permitted except as provided in 8.2(a).

         4.2     Allocation of Profits and Losses.

                 (a) Profits and Losses from Operations. Except as otherwise provided, in Sections 4.2(c), 4.3, 4.4 and 8.2(d), Profits and Losses from Operations for any Fiscal Period shall be allocated 95% to the Unitholders and 5% to the General Partners.

                 (b) Gains and Losses from Sales. Except as provided in Sections 4.2(c), 4.3, 4.4 and 8.2(d), Gain or Loss from Sale for any Fiscal Period shall be allocated 99% to the Unitholders and 1% to the General Partners until the Unitholders have received distributions equal to the Unitholder Payout; thereafter, Gain or Loss from Sale shall be allocated 95% to the Unitholders and 5% to the General Partners.

                 (c) Unitholder Excess Losses. Notwithstanding any provision of this Article IV to the contrary, Losses from Operations and Losses from Sales allocated to the Unitholders pursuant to this Article IV shall not exceed the maximum amount of losses that can be so allocated without causing a Unitholder who is not a General Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unitholders who are not General Partners would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses from Operations or Losses from Sales pursuant to this Article IV, the limitation set forth in this
Section 4.2(c) shall be applied on a Unitholder by Unitholder basis so as to allocate the maximum permissible Loss under Section 1.704-1 (b) (2) (ii) (d) of the Regulations to each Unitholder who is not a General Partner. All losses in excess of the limitation set forth in this Section 4.2(c) shall be allocated to the General Partners.

         4.3 Special Allocations. The following special allocations shall be made in the following order

                 (a) Minimum Gain Chargeback. If, in any fiscal year, there is a net decrease in Minimum Gain, the Partners shall be allocated items of Partnership income and gain for such year (and, if necessary, for subsequent years) in proportion to, and to the extent of, an amount equal to the greater of:

                          (i)     The portion of such Partner's share of the
net decrease in Minimum Gain during such year determined under Temporary Treasury Regulation Section 1.704-lT(b) (4) (iv) (f) that is allocable under Temporary Treasury Regulation Section 1.704-lT(b) (4) (iv) (e) to the disposition of Partnership property subject to one or more Nonrecourse Liabilities of the Partnership; or

                          (ii)    The deficit balance in such Partner's Capital
Account at the end of such year (determined before any allocation of Partnership income, gain, loss, deduction, or Section 705(a)(2)(B) expenditure for such year and excluding from such deficit Capital Account balance any amount that such Partner is obligated to restore under Temporary Regulation
Section 1.704-lT(b)(2)(ii)(c), as well as any addition thereto pursuant to the penultimate sentences of paragraphs (f) and (h) (5) of Temporary Treasury Regulation Section 1.704-lT(b)(4)(iv) after taking into account thereunder any changes during such year in Minimum Gain and in Minimum Gain attributable to any "Partner Nonrecourse Debt" as defined in Temporary Treasury Regulation
Section 1.704-lT(b)(4)(iv)(k)(4).

         For purposes of this Section 4.3(a) the Partner's Capital Accounts shall be reduced by the items described in Treasury Regulation Section 1.704-l(b)(2)(ii)(d)(4), (5), and (6). This Section 4.3(a) is intended to constitute a "minimum gain chargeback" within the meaning of Temporary Treasury Regulation Section 1.704-lT(b)(4)(iv)(e).

                 (b) Qualified Income Offset. In the event any Unitholder who is not a General Partner unexpectedly receives in any fiscal year any adjustments, allocations or distributions described in Section 1.704-1
(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, items of JetFleet II income and gain for such year (and, if necessary, subsequent years) shall be specially allocated in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficits created by such adjustments, allocations or distributions as quickly as possible, provided that an allocation pursuant of this Section 4.3(b) shall be made only if and to the extent that such Unitholder would have Adjusted Capital Account Deficits after all other allocations provided for in this Article 4 have been tentatively made as if this Section 4.3(b) were not in the Agreement. This
Section 4.3(b) is intended to comply with the qualified income offset requirements in Section 1.704-l(b)(2)(ii)(d)(3) of the Regulations and shall be interpreted consistently therewith.

                 (c) Gross Income Allocation to General Partners. If, after first giving effect to the distribution provisions of Section 4.1, and the allocations provisions of Section 4.2, the General Partners would have an Adjusted Capital Account Deficit, Gross Income shall be specially allocated to the General Partners in such an amount as, when taken together with distributions in accordance with Section 4.1 and allocations pursuant to
Section 4.2, such Adjusted Capital Account Deficit would be eliminated; provided, however, that any allocation pursuant to this Section 4.3(c) shall be subject to the restrictions set forth in Section 4.2(c).

                 (d) Syndication Expenses. Except as provided in Section 4.3(e) hereof, Syndication Expenses for any Fiscal Period shall be specially allocated to the Unitholders in proportion to their Units, provided that if Unitholders are admitted to JetFleet II on different dates, all Syndication Expenses shall be divided among the Unitholders so that, to the extent possible, the cumulative Syndication Expenses allocated with respect to each Unit at any time is the same amount. In the event that the General Partners determine that such allocation of Syndication Expenses is not likely to be achieved through future allocations of Syndication Expenses, the General Partners may allocate a portion of Profits or Losses so as to achieve the same effect on the Capital Accounts of the Unitholders.

                 (e) Sales Commissions and Investment Banking Fee. Items of Loss arising out of JetFleet II's payment of Sales Commissions and Investment Banking Fee with respect to each Unit shall be specially allocated to the Unitholder who acquires such Unit.

                 (f) Adjustment to Basis. To the extent an adjustment to the adjusted tax basis of any JetFleet II asset is required, pursuant to
Section 1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

                 (g) Recharacterized Fees. If the Equipment Management Fee or Resale Fee is treated as a distributive share of JetFleet II income by the Service, a special allocation of JetFleet II Gross Income shall be made annually to the General Partners in an amount equal to the General Partners' share of any such recharacterized fee for that Fiscal Period.

                 (h) General Partners' One Percent Interest. In no event shall the interest of all the General Partners, taken together, in each material item of partnership income, gain, loss, deduction or credit for any fiscal year be less than 1% of each such item.

         4.4     Curative Allocations. The allocations set forth in Sections
4.3 (a), (b) and (d) hereof (the "Regulatory Allocations") are intended to comply with the requirements of Section 1.704-l(b) of the Regulations. Notwithstanding any other provision of this Article 4 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other profits, losses and items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other profits, losses and other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulator Allocations had not occurred.

         4.5     Allocation Among Partners.

                 (a)      Allocation Among Unitholders. Except as provided in
Section 4.5(b) hereof, any allocations to the Unitholders pursuant to this
Article 4 for a Fiscal Period shall be allocated among the Unitholders, to the extent possible, in order to equalize the Capital Account balances per Unit of each Unitholder, and then in the proportion that the number of Units held by each Unitholder bears to the total number of Units held by all of the Unitholders.

                 (b) Effect of Different Admission Dates and Transfers of Units. With respect to any Fiscal Period during which the Initial Closing or any Additional Closing occurs, income and loss (and all items thereof) allocated to the Unitholders shall be apportioned among the Unitholders in the ratio in which (i) the number of Units held by each Unitholder multiplied by the number of days during such Fiscal Period that such Unitholder was the owner of such Units bears to (ii) the sum of number of Units outstanding on each day during such Fiscal Period. With respect to any transfer of Units, any income and loss (and items thereof) attributable to a Unit transferred during a particular Fiscal Period shall be allocated between the transferor and the transferee in proportion to the number of days that each such holder was the Registered Owner of such Unit during such Fiscal Period, without regard to the results of JetFleet II operations during the period in which each such holder was the owner thereof and without regard to the date, amount or recipient of any distributions which may have been made with respect to such Units.

                 (c) Allocation Among General Partners. All items of income and loss that are allocated to the General Partners as a group shall be allocated among the General Partners in such manner as they shall agree upon; provided that any such allocations shall be in compliance with the code and the Regulations.

         4.6 Acknowledgment of Tax Consequences. The Partners are aware of the income tax consequences of the allocations made by this Article 4 and hereby agree to be bound by the provisions of the Partnership Agreement in reporting their share of JetFleet II income, gain, deduction and loss for income tax purposes.

                                   ARTICLE V.
               RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNERS

         5.1     Management and Control of JetFleet II.

                 (a) Subject to the Consent of the Unitholders when required by this Agreement, the General Partners, within the authority granted to them by this Agreement, shall have the full and exclusive right to manage and control the business and affairs of JetFleet II and to make all decisions regarding the business of JetFleet II. Except as limited herein, the General Partners shall have all of the rights and powers of general partners of a limited partnership under the California Act and any other applicable laws.

                 (b) Except as expressly provided herein, the authority of the General Partners to manage the business of JetFleet II shall be exercised only by the Managing General Partner and, except as expressly provided herein, no General Partner other than the Managing General Partner shall have any control over JetFleet II's business.

                 (c) No General Partner other than the Managing General Partner (except one who may also be an officer or employee of the Managing General Partner, and then only in his capacity as such officer or employee of the Managing General Partner within the scope of its authority hereunder) shall participate in or have any control over JetFleet II's business or have any authority or right to act for or on behalf of JetFleet II.

                 (d) In order to expedite the handling of JetFleet II's business, any document executed by the Managing General Partner while acting in the name and on behalf of JetFleet II shall be deemed to be the action of JetFleet II as to any third parties.

                 (e) The Unitholders shall not participate in the management of, or have any control over, JetFleet II's business. The Unitholders shall not have the power to represent, act for, sign for or bind the General Partners or JetFleet II.

                 (f) Subject to Section 5.4(d), the Managing General Partner shall have the authority to borrow money in the name of JetFleet II from any bank or other lending institution located in the United States and, in connection with any such borrowing, to pledge, encumber or hypothecate the assets of JetFleet II.

         5.2     Authority of the Managing General Partner.

                 (a) In addition to any other rights and powers which the Managing General Partner may possess under this Agreement and the California Act, the Managing General Partner shall have all specific rights and powers required or appropriate to its management of JetFleet II business which, by way of illustration but not by way of limitation, may include to cause JetFleet II to do the following,:

                          (i)     to acquire, hold, manage, repair,
reconfigure, maintain, lease, sell and dispose of Aircraft and interests therein at such purchase prices, lease or rental rates, costs or sale prices and upon such other terms as the Managing General Partner deems, in its discretion, to be in the best interest of JetFleet II; it is provided, however, that JetFleet II shall not (A) pay an Adjusted Purchase Price for any Aircraft which is in excess of the fair market value of the Aircraft at the time of purchase as determined by an appraisal by an Appraiser or (B) pay an Acquisition Fee to the Managing General Partner or any substitute which is in excess of 1.5% of the Adjusted Purchase Price (excluding any amount of the Adjusted Purchase Price borrowed by JetFleet II); it is further provided that the Managing General Partner shall cause JetFleet II to purchase Aircraft out of Gross Offerings Proceeds which meet the criteria referred to in the Prospectus For the Offering under the captions "Business of JetFleet-- Acquisition Policies--Certain Criteria."

                          (ii)    to execute, deliver and perform (A)
agreements relating to and consistent with the terms of the Offering, including, without limitation, the Sales Agency Agreement, an escrow agreement, an agreement among Selling Group members and other agreements and instruments; and (B) any aircraft acquisition, management, operation or remarketing agreements and all other agreements, contracts, documents, certifications, leases (including Full Payout Leases and Operating Leases), bills of sale and other instruments, and all amendments to any of the foregoing, which may be deemed by the Managing General Partner to be necessary or convenient in connection with the business of JetFleet II;

                          (iii)   to protect and preserve the title and
interest of JetFleet II with respect to the assets of JetFleet II, to collect all amounts due JetFleet II, to enforce all rights of JetFleet II and, in that connection, to retain counsel and institute such suits or proceedings, in the name and on behalf of JetFleet II, or, if the Managing General Partner shall so determine, in the name of the General Partners and the Unitholders;

                          (iv)    to the extent that funds of JetFleet II are
available, to pay all debts and obligations of JetFleet 11 and to make all distributions periodically to the Unitholders out of JetFleet II accounts and in accordance with the provisions of this Agreement;

                          (v)     within the limitations provided for in this
Agreement, to advance funds or to borrow funds on behalf of JetFleet II for maintaining JetFleet II operations or for other JetFleet II purposes and to guarantee the repayment of such borrowed funds;

                          (vi)    to purchase, at the expense of JetFleet 11,
liability and other insurance to protect JetFleet II's assets and business;

                          (vii)   on behalf of JetFleet II, to engage such firm
of independent certified public accountants, such attorneys, such Appraisers and such consultants and others as may be selected by the Managing General Partner in its discretion;

                          (viii)  to open and maintain JetFleet II accounts on
behalf of JetFleet II with any bank in the United States having assets in excess of $50,000,000 and to designate and change signatories on such accounts;

                          (ix)    until the fifth anniversary date of the Final
Closing Date, to reinvest Net Disposition Proceeds in additional Aircraft, provided that no reinvestment will take place unless sufficient cash will be distributed to the Unitholders to pay any state income tax (at a rate reasonably assumed by the Managing General Partner) and federal income tax (assuming the Unitholders are subject to marginal rates applicable to the highest levels created by such disposition; after such fifth anniversary date, such Net Disposition Proceeds shall be distributed to the General Partners and Unitholders in accordance with Section 4.1; except for the placement of funds provided in Section 5.2(a) (x), Cash Available for Distribution will not be reinvested;

                          (x)     to place such funds as are temporarily not
required for investment in Aircraft, including the Cash Reserves, in bank accounts as provided in subsection (viii) above, in short-term highly liquid investments where there is appropriate safety of principal, such as United States treasury bonds or bills, investment grade commercial paper and certificates of deposit of banks which have a net worth of $50,000,000 or more;

                          (xi)    to lease, sell (except as provided otherwise
in (xv) below), refinance and/or otherwise manage and operate the Aircraft;

                          (xii)   to invest with non-Affiliates of the General
Partners in general partnerships or ventures which own and operate specific equipment provided that (A) JetFleet II acquires a controlling interest in such general partnership or venture; (B) the agreement between the co-investors does not authorize JetFleet II to do anything as a co-investor with respect to the Aircraft which JetFleet II or the General Partners would not be permitted to do under this Agreement; and (C) the investment does not result in the payment of duplicative fees. For the purposes of this Section, a controlling interest shall exist if the provisions in the venture or co-ownership agreement give JetFleet II the right to make or veto decisions for the sale, refinancing or remarketing of the equipment. JetFleet II shall be permitted to invest in joint venture arrangements with a Program which is an Affiliate of any General Partner if such action is in the best interests of both Programs and if the following conditions are met: (A) the Affiliated Program has investment objectives substantially identical to those of JetFleet II; (B) there are no duplicative fees; (C) the controlling persons of each co-investor have a compensation structure that is substantially identical; (D) the investments of JetFleet II and the Affiliated Program are on substantially the same terms and conditions; (E) the investment is entered into in order to obtain diversification for JetFleet II and such Affiliated Program or for the purpose of relieving the General Partners or their Affiliates from the commitment referred to in Section 5.2(a) (xvii); and (F) JetFleet II has a right of first refusal should an Affiliated co-venturer decide to sell equipment held in the venture;

                          (xiii)  to duly place record title to Aircraft in the
name or names of a nominee or nominees or a trustee or trustees for any purposes convenient or beneficial to JetFleet II, such as to meet ownership registration requirements under the Aviation Act;

                          (xiv)   if the tax laws change and the Managing
General Partner determines that such action will not cause JetFleet II to be treated as a "publicly traded partnership" or result in any other adverse tax consequences for Unitholders, to cause the Units (or any instruments representing Units) to be listed for trading on a National Securities Exchange or to be authorized for quotation in NASDAQ or in any similar national automated quotations system, and, in connection with such listing or quotation, to take such other steps as the Managing General Partner determines advisable or necessary to effect such listing or quotation;

                          (xv)    to sell all or Substantially All of the
Assets, with the approval of the Unitholders as provided in Section
5.4(a)(viii);

                          (xvi)   to approve the transfer of, and transfer on
its books and on the register of JetFleet II, any Units of a Unitholder of JetFleet II as provided in Article VII; and

                          (xvii)  to purchase Aircraft in any of the General
Partners' or their Affiliates' own names (and assume loans in connection therewith) and hold title thereto on a temporary or interim basis (generally not in excess of six months) for the purpose of facilitating the acquisition of such Aircraft or the borrowing of money or obtaining of financing for JetFleet II, or any other purpose related to the business of JetFleet II, provided (A) it is in the best interest of JetFleet II; (B) such Aircraft is purchased by JetFleet II for a price no greater than the cost of the Aircraft to the General Partners or their Affiliates, except compensation in accordance with this Agreement; (C) there is no difference in interest terms of the loans secured by the Aircraft at the time acquired by the General Partners or their Affiliates and the time acquired by JetFleet II; (D) no other benefit arises out of such transaction to the General Partners or their Affiliates apart from compensation otherwise permitted by this Agreement; and (E) all profits and losses of the General Partners and their Affiliates during the interim period relating to the purchase or holding of Aircraft by the General Partners or their Affiliates will accrue to JetFleet II. In accordance with Section 5.3(b)(iii) below, an Affiliated Program will not temporarily hold the Aircraft.

                 (b) Any Person dealing with JetFleet II or the Managing General Partner may rely upon a certificate signed by the Managing General Partner, "hereunto duly authorized, as to:

                           (i)     the identity of the General Partners or any
Unitholder,

                          (ii)    the existence or nonexistence of any fact or
facts which constitute conditions precedent to acts by the General Partners or which are in any other manner germane to the affairs of JetFleet II;

                          (iii)   the Persons who are authorized to execute and
deliver any instrument or document on behalf of JetFleet II;

                          (iv)    any act or failure to act by JetFleet II; or

                          (v)     any other matter whatsoever involving
JetFleet II, any Partner or any Unitholder.

         5.3     Authority of Partners to Deal with JetFleet II.

                 (a) All services or goods for which any of the General Partners or their Affiliates are to receive compensation from JetFleet II shall be embodied in a written contract which precisely describes the services to be rendered and compensation to be paid; the contract may only be modified by Majority Vote; the contract shall contain a clause allowing termination without penalty on 60 days' notice. In addition to other specific provisions set forth elsewhere in this Agreement, the General Partners and their Affiliates may provide other services to JetFleet II only if the following criteria are met:
(i) the compensation, price or fee charged for providing such services must be comparable and competitive with the compensation, price or fee of any other Person who is rendering comparable services or selling or leasing comparable goods and materials which could reasonably be made available to JetFleet II;
(ii) the fees and other terms of the contract for such services shall be fully disclosed in the Prospectus at the time the Registration Statement becomes effective with the Commission; (iii) the General Partner or its Affiliates must be independently engaged in the business of providing such services to Persons other than Affiliates of the General Partners; and (iv) at least 75% of the General Partner's or Affiliate's gross revenue from providing such services must be derived from other than the General Partner or their Affiliates.

                 (b)      The following transactions expressly are prohibited:

                          (i)     JetFleet II shall not sell or lease Aircraft
to, the General Partners or an Affiliate of a General Partner. Except as provided in Section 5.2(a) (xvii), JetFleet II shall not purchase or lease Aircraft from the General Partners or an Affiliate of a General Partner;

                          (ii)    JetFleet II shall not make any loans to a
General Partner or its Affiliates;

                          (iii)   JetFleet II shall not acquire equipment from
a Program in which the General Partners or their Affiliates have an interest;

                          (iv)    JetFleet II shall not acquire equipment in
exchange for Units;

                          (v)     JetFleet II shall not give a General Partner
or any Affiliate of a General Partner an exclusive right to sell or exclusive employment to sell equipment for JetFleet II;

                          (vi)    JetFleet II shall not purchase limited
partnership interests in other partnerships; and

                          (vii)   JetFleet II shall not permit a Unitholder to
contract away the fiduciary duty owed to the Unitholder by the General Partners and their Affiliates under the California law.

         5.4     Restrictions on the Authority of a General Partner.

                 (a) The General Partners and their Affiliates shall not, without the Consent of a Majority Vote:

                          (i)     do any act in contravention of this
Agreement;

                          (ii)    do any act which would make it impossible to
carry on the ordinary business of JetFleet II;

                          (iii)   operate JetFleet It as an investment company
subject to the requirements of the Investment Company Act of 1940, as amended;

                          (iv)    make any changes in the investment objectives
of JetFleet II described in the Prospectus For the Offering;

                          (v)     cause JetFleet II to issue equity securities
senior to the Units;

                          (vi)    acquire Aircraft with Cash Flow or, after the
fifth anniversary of the Final Closing Date, with Net Disposition Proceeds;

                          (vii)   admit an additional or successor General
Partner other than in accordance with Section 6.3;

                          (viii)  sell Substantially All of the Assets in a
single sale, or in multiple sales in the same 12-month period; or

                          (ix)    incur indebtedness on behalf of JetFleet II
for the acquisition of Aircraft, unless such indebtedness is nonrecourse to the Unitholders and unless (A) the amount of any such indebtedness does not exceed 35% of the aggregate Adjusted Purchase Price of all the Aircraft then acquired or owned by JetFleet II and (B) the terms of the indebtedness are such that the maturity date of the indebtedness occurs after the expiration of the existing lease on the Aircraft acquired and the interest and other carrying charges on the indebtedness must be payable entirely out of a proportionate share of the gross rentals from such lease; the indebtedness of JetFleet II in the aggregate for all Aircraft may not exceed 35% of Gross Offering Proceeds without the consent of a Majority Vote. JetFleet II may refinance Aircraft for the purpose of distributing the net refinancing proceeds to the Unitholders and the General Partners only if (A) the refinancing loan is nonrecourse to JetFleet II and the Unitholders and (B) the Aircraft refinanced is subject to a Full Payout Lease and the noncancellable rental payments under that lease are sufficient to repay the refinancing loan entirely.

                 (b) No rebates or give-ups may be received by a General Partner or its Affiliates; nor may a General Partner or Affiliate participate in reciprocal business arrangements which would circumvent the Guidelines; nor may a General Partner or any Affiliate participate in any reciprocal business arrangement which would circumvent the restrictions of this Agreement or the Guidelines against dealing with Affiliates;

                 (c) The General Partner and their Affiliates shall not directly or indirectly pay or award any commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchaser of interests in JetFleet II; provided, however, that Sales Commissions, the Investment Banking Fee and Due Diligence Costs may be paid for the sale of Units; or

                 (d)      The General Partners and their Affiliates shall not
(i) provide financing, or receive interest or other financing charges or fees on such financing, from JetFleet II in excess of the amounts which would be charged by an unrelated lending institution on comparable loans for the same purpose, or (ii) provide financing with a term in excess of 12 months.

         5.5     Duties and Obligations of the General Partners.

                 (a) The General Partners shall devote to JetFleet II such time as the General Partners shall deem to be necessary for the proper performance of their duties hereunder.

                 (b) The Managing General Partner shall have a fiduciary responsibility to demand payment pursuant to any promissory note contributed to its capital by its parent (if any) in order to satisfy any liabilities of such Managing General Partner to JetFleet II or its creditors.

                 (c) The Managing General Partner shall prepare and file, or cause to be prepared and filed, on or before the due date (or any extension thereof) all federal, state, local and foreign tax returns required to be filed by JetFleet II and shall provide, or cause to be provided, all accounting and record-keeping (including, without limitation, the maintenance of Capital Accounts on behalf of each of the Partners) necessary for the preparation and filing of such returns. The Managing General Partner shall, to the extent that JetFleet II funds are available, cause JetFleet 1I to pay any taxes payable by JetFleet II.

                 (d) Within the restrictions of this Agreement, the Managing General Partner shall determine when and upon what terms JetFleet 1I shall incur indebtedness.

                 (e) Within the restrictions of this Agreement, the Managing General Partner shall manage JetFleet II's Aircraft and the acquisition, leasing, sale or other disposition thereof.

                 (f) The Managing General Partner shall manage the cash of JetFleet II, determine (within the restrictions of this Agreement) the amount of Cash Reserves and determine the amount of distributions to be made to Partners and Unitholders.

                 (g) The Managing General Partner shall submit on behalf of JetFleet II to the Commission and any appropriate state securities authorities such information as the Commission or such authorities require, as the case may be, including, but not limited to, reports and statements required to be distributed to Unitholders.

                 (h) The Managing General Partner shall prepare and file all certificates (or amendments thereto) and other similar documents which are required by law to be filed and recorded under the California Act or under any other laws of the State of California or of any other state in which JetFleet II is then qualified to do business, or in which it owns property or transacts business.

                 (i) The Managing General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of JetFleet II, whether or not in JetFleet II's immediate possession or control, and shall not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of JetFleet II. The Managing General Partner shall open and maintain all JetFleet II bank accounts. JetFleet II's funds shall not be commingled with the funds of any other Person except to the extent necessary for investments meeting the criteria of Section 5.2(a) (xii). Nothing contained in this Section shall prohibit the Managing General Partner from establishing a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of affiliated limited partnerships, provided that Program funds are protected from claims of other partnerships and for creditors. The Managing General Partner shall manage and operate JetFleet II in a prudent and businesslike manner and for the best interests of JetFleet II and the Unitholders. Nothing in this Agreement will relieve the General Partner or any of its Affiliates from their general fiduciary obligations to JetFleet II.

                 (j) If any General Partner or any of its Affiliates (other than private or public investor programs) intends to acquire or lease Aircraft for their own account, such opportunity must first be presented to JetFleet II if JetFleet II is in a position to purchase such Aircraft, to the extent such opportunity is consistent with the investment objectives and policies of JetFleet II.

                 (k) If two or more Programs (including JetFleet II) sponsored by a General Partner or any of its Affiliates are in a position to acquire the same aircraft, the Managing General Partner shall determine which Program, including JetFleet II, will purchase the aircraft based upon (i) the amount of cash available in each Program, and the length of time such cash has been available for investment, (ii) the liabilities of each Program and (iii) the suitability of the acquisition in the light of each Program's objectives. If two or more such Programs, including JetFleet II, are both in a position to enter into a lease for different aircraft with the same lessee or to sell aircraft to the same purchaser, the Managing General Partner generally will afford priority to the aircraft which has been available for lease or sale for the longest period of time.

                 (l) The Managing General Partner shall duly file for registration all Aircraft of JetFleet 1I with the FAA as required by the Aviation Act (to the extent applicable) in accordance with all rules and regulations promulgated thereunder.

         5.6     Compensation of the General Partners.

                 (a) Except as expressly provided or permitted in this Agreement, the General Partners and their Affiliates shall not receive any compensation or reimbursement from JetFleet II.

                 (b) The Sales Agent shall receive, on the Initial Closing and on each Additional Closing, Sales Commissions in an amount equal to 8% of the Gross Offering Proceeds received by JetFleet II upon such Closing, the Investment Banking Fee in an amount equal to 2% of such Gross Offering Proceeds (subject in both cases to certain volume discounts, as described in the Prospectus) and Due Diligence Costs in an amount not to exceed 0.5% of such Gross Offering Proceeds. The Sales Agent will be permitted to reallow such fees and costs as provided in the Prospectus For the' Offering' and the Sales Agent Agreement

                 (c) The Managing General Partner shall receive, on the Initial Closing and on each Additional Closing, a Non-Accountable Organizational and Offering Expense Allowance in an amount equal to 3% of Gross Offering Proceeds received by JetFleet II upon such Closing, out of which the Managing General Partner will pay all Organizational and Offering Expenses other than Sales Commissions, the Investment Banking Fee and Due Diligence Costs. If the Organizational and Offering Expenses are less than this allowance, then the Managing General Partner will retain the difference. If such Expenses are greater than the allowance, then the Managing General Partner shall be required to pay the excess.

                 (d) The Managing General Partner shall receive an Equipment Management Fee, payable quarterly in arrears, in an amount equal to 3% of the gross rental payments from Operating Leases and 2% of the gross rental payments from Full Payout Leases. This Equipment Management Fee will be reduced (but not below zero) to the extent that any fees are payable to third panics who, with the consent of the Managing General Partner, provide Equipment Management services.

                 (e) The Managing General Partner shall receive an Acquisition Fee equal to 1.5% of the Adjusted Purchase Price of Aircraft purchased by JetFleet II (excluding any amount of the Adjusted Purchase Price borrowed by JetFleet II), for services provided by the Managing General Partner in identifying the availability of such Aircraft for purchase.

                 (f) The Managing General Partner shall receive a Resale Fee with respect to each Aircraft sold by JetFleet II in an amount equal to one-half of the Competitive Equipment Sales Commission, not to exceed 3% of the contract sales price of the Aircraft. The Resale Fee will be subordinated to the Preferred Payout.

                 (g) Calculation of the Preferred Payout for determining payment of the Resale Fee will be made on an annual basis at the end of each year. To the extent the Managing General

Partner has received fees in excess of those fees permitted in such year as a result of the application of the Preferred Payout test, such excess will be refunded to JetFleet II. If, at any time, the Preferred Payout test either precludes payment of such fees that would otherwise be due or requires a refund to JetFleet II of such fees, the payment of such fees will be deferred and accrued, without interest, until that requirement has been satisfied, at which time such fees shall be paid from the first available proceeds. Failure to achieve the Preferred Payout in any year will not affect any fees paid in prior years.

                 (h) The aggregate amount of all Front-End Fees paid by JetFleet II shall not, over the life of JetFleet II, exceed 18% of the Gross Offering Proceeds.

                 (i) The Managing General Partner shall be responsible for the payment of all General Partner Acquisition Expenses and shall not be entitled to reimbursement for payment of such expenses. Subject to the foregoing limitation, all expenses of JetFleet II, including all of JetFleet II's general and administrative expenses which are payable to third panics for legal, auditing and accounting expenses, for the renewal of Aircraft leases or the re-lease or sale of Aircraft, for preparing and distributing reports and for other general and administrative expenses, shall be billed directly to and paid by JetFleet II. Each General Partner or Affiliate of a General Partner shall be reimbursed by JetFleet II for the actual cost of goods and materials used for or by JetFleet II and obtained from entities unaffiliated with such General Partner or Affiliate, including all expenses for administrative services performed by the General Partner or Affiliate which are necessary for the prudent operation of JetFleet II. Reimbursement for any item referred to this Section 5.6(i) shall be at the lower of the General Partner's or Affiliate's actual cost or the amount which JetFleet II would have had to pay to third panics for comparable services in the same geographic location. No reimbursement under this Section 5.6(i) shall be permitted for services for which the General Partner or Affiliate receives a separate fee pursuant to this Agreement. Expenses incurred by any General Partner or any Affiliate for rent, depreciation or utilities, for the cost of capital equipment not purchased by JetFleet II as provided in this Agreement or for administrative items (except as provided herein) shall not be charged to JetFleet II. Salaries, fringe benefits, general travel expenses and other administrative items of any "Controlling Person" shall not be charged to JetFleet II. For the purposes of this Section 5.6(i), "Controlling Person" shall refer to Persons, whatever their titles, who perform functions for the General Partners similar to those of: (i) any director, (ii) executive management such as the (A) president, (B) vice president or senior vice president, (C) corporate secretary, (D) treasurer, (iii) senior management such as the vice president of an operating division who reports directly to executive management; or (iv) any Person holding 5% or more equity interest in the Managing General Partner or a Person having the power to direct or cause the direction of the Managing General Partner, whether through the ownership of voting securities, by contract or otherwise.

                 (j) If JetFleet II borrows funds or the General Partners advance funds, JetFleet II shall repay such borrowed funds or advances and any interest thereon in accordance with the terms thereof from the cash receipts of JetFleet II.

                 (k) JetFleet II shall not pay to the General Partners or their Affiliates, directly or indirectly, except as permitted otherwise in this
Section 5.6, a commission or fee in connection with the reinvestment or distribution of Cash Available for Distribution or out of the proceeds of the resale, exchange or refinancing of Aircraft.

         5.7 Other Businesses of Partners. Subject to Sections 5.5(j) and 5.5(k), the General Partners and their Affiliates may engage in or possess any interest in other business ventures of any kind, nature or description, independently or with others, including, but not limited to, the acquisition, financing, ownership, leasing, operation, management and syndication of equipment, including aircraft, for their own account or for the account of others. Neither JetFleet II nor any Unitholders, by virtue of their status as Unitholders, shall have any rights or obligations in or to such independent ventures or the revenues, profits or losses derived therefrom. Subject to the provisions of this Agreement defining the rights and duties of the General Partners, nothing in this Section 5.7 shall be deemed to diminish the General Partners' overriding fiduciary obligation to JetFleet II and the Unitholders.

         5.8     Indemnification of the General Partners and their Affiliates.

                 (a) JetFleet II shall indemnify and hold harmless the General Partners and their Affiliates from any liability or loss suffered by JetFleet II, the General Partners and their Affiliates (including reasonable attorney's fees and other costs of defense, which may be paid as incurred) which arises out of any action or inaction of any such Persons if (i) the General Partners have determined in good faith that such course of conduct was in the best interest of JetFleet II, (ii) such Person was acting on behalf of or performing services for JetFleet II, (iii) such liability or loss was not the result of negligence or misconduct by such Person and (iv) any amounts payable pursuant to the foregoing are recoverable only out the assets of JetFleet II and not out of the assets of any Limited Partner.

                 (b) Notwithstanding the above, the General Partners, their Affiliates and any person acting as a broker dealer shall not be indemnified for any liability by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of federal or state securities laws. Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either (i) approves the settlement and finds that indemnification of the settlement and related costs should be made, or (ii) approves indemnification of litigation costs if a successful defense is made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Commission and any other applicable regulatory authority with respect to the issue of indemnification for securities law violations, before seeking court approval for indemnification.

                 (c) JetFleet II shall not incur the cost of that portion of liability insurance which insures any General Partners or their Affiliates for any liability as to which any such Person is prohibited from being indemnified.

                 (d) The General Partners and their Affiliates may receive advances from JetFleet II for payment of their costs and attorneys' fees as incurred only if each of the following three conditions arc satisfied: (i) the legal action is related to the performance of duties or services by such Person on behalf of JetFleet II; (ii) the legal action is initiated by a third party who is not a General Partner or Unitholder, and
(iii) such person undertakes to repay the advanced funds with interest to JetFleet II in cases in which it is not entitled to indemnification.

                 (e) For purposes of this Section 5.8 only, the term "Affiliate" shall mean any person performing services on behalf of a General Partner and acting within the scope of the General Partners' authority as set forth in this Agreement, who or which: (1) directly or indirectly controls, or is controlled by, or is under common control with a General Partner, (2) owns or controls 10% or more of the outstanding voting securities of a General Partner, (3) is an officer, director, employee, partner or trustee of a General Partner, or (4) is a company in which a General Partner acts as an officer, director, partner or trustee.

                                  ARTICLE VI.
            GENERAL PARTNER WITHDRAWAL, REMOVAL, AUTOMATIC CESSATION
           AND SUBSTITUTION; TRANSFER OF A GENERAL PARTNER'S INTEREST

         6.1 Withdrawal of the General Partners. A General Partner may withdraw as a General Partner of JetFleet II at any time, provided that such withdrawal is approved by a Majority Vote of the Unitholders. Units beneficially owned by the affected General Partner or its Affiliates shall not be voted on any such question and shall not be counted as outstanding in calculating whether a Majority Vote has been obtained.

         6.2 Removal of the General Partners. Any or all of the General Partners may be removed as a General Partner for any reason by Majority Vote. Units beneficially owned by the affected General Partner or its Affiliates shall not be voted on any such question and shall not be counted as outstanding in calculating whether a Majority Vote has been obtained.

         6.3 Substitute and Additional General Partners; Assignment of Economic Interest. Notwithstanding anything to the contrary in this Agreement, a corporate General Partner may substitute in its stead as General Partner any entity which has, by merger, consolidation or otherwise, acquired substantially all of the assets or stock of the General Partner and continued its business. In the event that the Managing General Partner is removed and no successor Managing General Partner is appointed by the Unitholders, the remaining General Partner(s) may appoint a successor Managing General Partner. In the event of the withdrawal of the Managing General Partner or the cessation of the Managing General Partner as a General Partner pursuant to Section 6.4, a remaining General Partner may elect to become the successor Managing General Partner. In addition, the existing General Partner(s) may, in its or their sole discretion, admit one or more successor or additional General Partners to JetFleet II provided that such successor or additional General Partner shall not be a Managing General Partner. A General Partner may, without the permission of the Unitholders, assign all or any portion of its economic interest in JetFleet II. To the extent indicated in such assignment or to the extent necessary to effectuate such assignment (but not otherwise), the assignee shall (i) be permitted to receive directly from JetFleet II any distributions or other consideration which would otherwise be received by the General Partner and (ii) be treated as an assignee of a General Partner with respect to the interest assigned. Any such assignment shall not affect the obligations or liabilities of such General Partner hereunder.

         6.4 Automatic Cessation of General Partners. A General Partner shall automatically cease being a General Partner upon the occurrence of any of the following:

                 (a) An order for relief against the General Partner is entered under Chapter 7 of the federal bankruptcy law;

                 (b) The General Partner (i) makes a general assignment for the benefit of creditors, (ii) files a voluntary petition under the federal bankruptcy law, (iii) files a petition or answer seeking for that General Partner any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (iv) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in any proceeding of the nature described in (ii) or (iii) above or (v) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial pan of the General Partner's assets;

                 (c) In the case of a General Partner who is an individual, either the death of that General Partner or the entry by a court of competent jurisdiction of an order adjudicating the General Partner incompetent to manage the General Partner's person or estate; or

                 (d) In the case of a General Partner that is a corporation or JetFleet II, the dissolution of such General Partner.

The occurrence of any of the following events, among others, will not by itself cause a dissolution of JetFleet II and, notwithstanding the occurrence of any of the following events, the affected General Partner will continue to be a General Partner of JetFleet II:

         a)The commencement of any proceeding against a General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any state, law or regulation;

         b)The appointment, without the General Partner's consent or acquiescence, of a trustee, receiver or liquidator of the General Partner or of all or any substantial pan of the General Partner's assets; or

         c)In the case of a General Partner which is an entity, the consolidation, merger or reorganization of the General Partner with any other entity, whether or not the General Partner is the surviving entity, or any change of control of the General Partner.

         6.5 Purchase of a Terminated General Partner's Interest. Subject to Section 6.7(a), upon a General Partner ceasing to be a General Partner pursuant to this Article VI, such General Partner's interest as a general partner in JetFleet II's income, losses, distributions and capital shall be repurchased by JetFleet II (if JetFleet II continues) for an amount equal to the fair market value of the Terminated General Partner's interest at the time of removal, as determined by agreement among the Terminated General Partner and the remaining or successor General Partner(s). In the event of any dispute as to such fair market value determination, the fair market value will be determined by binding arbitration in San Francisco, California in accordance with the then current rules of the American Arbitration Association, with the expenses of the arbitration borne equally by JetFleet II and the Terminated General Partner.

         6.6 Amounts Accrued and Owing. Upon a General Partner ceasing to be a General Partner pursuant to this Article VI, JetFleet II shall pay to the Terminated General Partner all amounts then accrued and owing to the Terminated General Partner.

         6.7     Notes and Interest.

                 (a) If the Terminated General Partner's termination is voluntary, JetFleet II shall deliver to the Terminated General Partner JetFleet II's noninterest bearing promissory note, with principal payable, if at all, from amounts which the Terminated General Partner otherwise would have received as distributions under this Agreement.

                 (b) If the Terminated General Partner's termination is involuntary, JetFleet II shall deliver to the Terminated General Partner JetFleet II's promissory note, bearing interest at the "prime rate" as defined in Section 6.7(c) below, payable in not less than five years with equal annual installments.

                 (c) As to amounts required to be paid pursuant to Section 6.6, amounts unpaid when due shall accrue interest at a rate equal to 2% above the "prime rate" (or any comparable rate) as announced from time to time by the Bank of San Francisco (but not in excess of the maximum rate permitted under applicable law), and such amounts and interest shall be paid out of fees that would have been paid to the Terminated General Partner had it not been terminated.

         6.8 Liability of a Terminated General Partner. Any Terminated General Partner shall remain liable for its portion of any obligations and liabilities incurred by it as General Partner prior to the time such withdrawal, removal or incapacity shall have become effective. The Terminated General Partner shall be free of any obligation or liability incurred on account of the activities of JetFleet II occurring from and after the time such withdrawal or removal shall have become effective, and shall be indemnified and held harmless by JetFleet II from and against any such obligations and liabilities.

                                  ARTICLE VII.
           TRANSFERABILITY OF LIMITED PARTNERSHIP INTERESTS OR UNITS

         7.1     Restrictions on Transfers of Units.

                 (a) A Unitholder may not assign or transfer all or pan of the Unitholder's legal and equitable interest in the Unitholder's Units without the consent of the Managing General Partner, which consent may be withheld in the Managing General Partner's sole discretion. Further, the Managing General Partner may condition its consent on representations, warranties, opinions of counsel (who may be counsel to JetFleet II) and other assurances as to:

                          (i)     such assignments or transfers not resulting,
when added to the total of all other assignments or transfers within the preceding 12 months, in JetFleet II being considered to have terminated within the meaning of Section 708 of the Code;

                          (ii)    the assignee or transferee not being a minor
or an incompetent;

                          (iii)   the transfer or assignment not violating
federal or state securities laws (including any investor suitability standards);

                          (iv)    the transferor or the assignee or transferee
not holding less than 50 Units (40 Units in the case of IRAs and Qualified
Plans);

                          (v)     such assignment or transfer not constituting
a transfer "on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code, not causing JetFleet II to lose its status as a partnership for federal income tax purposes or not causing JetFleet II to be a publicly traded partnership within the meaning of Section 7704 of the Code or otherwise adversely affecting the tax status of JetFleet II;

                          (vi)    such assignment or transfer not causing
JetFleet II assets to be deemed plan assets under ERISA;

                          (vii)   the transferor filing with JetFleet II a duly
executed and acknowledged counterpart of the instrument effecting such assignment or transfer, which instrument evidences the written acceptance by the assignee or transferee of all of the terms and provisions of this Agreement, contains a representation that such assignment or transfer was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and in all other respects being satisfactory in form and substance to the Managing General Partner;

                          (viii)  such transfer or assignment not causing
JetFleet II to be in violation of applicable FAA regulations or law; and

                          (ix)    such other matters as the Managing General
Partner shall reasonably request in its sole discretion.

                 (b) In no event shall any Units be assigned or transferred to a minor or an incompetent except in trust, pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act, or by will or intestate succession.

                 (c) Except for transfers or assignments (in trust or otherwise), whether on death or inter vivos, to or for the benefit of (i) the transferor's spouse, parents, children, other descendants, spouses of children, heirs or legatees or (ii) a charitable, religious, scientific, literary, or educational organization, and except as consented to by the Managing General Partner in its sole discretion, no sale, exchange, transfer, or assignment of a Unit may be made to any Person unless such Person (i) meets the suitability requirements to become a Unitholder in accordance with the terms of the offering of the Units contained in the Prospectus For the Offering or (ii) is a Partner or Unitholder.

                 (d) No purported sale, exchange, assignment or transfer of any fractional Unit will be permitted or recognized for any purpose without the consent of the Managing General Partner, in its sole discretion.

                 (e) Each Unitholder agrees, upon request of the Managing General Partner, to execute such certificates or other documents and perform such acts as the Managing General Partner deems appropriate after an assignment or transfer of a Unit by that Unitholder to preserve the limited liability of the Unitholders under the laws of any jurisdiction in which JetFleet II is doing business. For purpose of this Section 7.1(e), any transfer of a Unit, whether voluntary or by operation of law, shall be considered an assignment.

                 (f) In no event shall any Units be assigned or transferred to a person who makes a market in securities unless such person shall certify to the Managing General Partner that it has acquired such Units solely for investment purposes and not for purpose of resale.

                 (g) No purported sale, exchange, transfer or assignment of any Units will be permitted or recognized for any purpose unless (i) the transferor shall have represented that such transfer (A) was effected through a broker-dealer or matching agent whose procedures with respect to the transfer of Units, have been approved by the Managing General Partner as not being incident to a public trading market and not through any other broker-dealer or matching agent or (B) otherwise was not effected through a broker-dealer or matching agent which makes a market in Units or that provides a readily available, regular and ongoing opportunity to Unitholders to sell or exchange their Units through a public means of obtaining or providing information of offers to buy, sell or exchange Units and (ii) the Managing General Partner determines that such sale, assignment, or transfer would not, by itself or together with any offer sales, exchanges, transfers or assignments, likely result in, as determined by the Managing General Partner in its sole discretion, JetFleet II's being classified as a publicly traded partnership.

                 (h) No purported sale, exchange, assignment or transfer of any Units will be permitted or recognized for any purpose if such sale, exchange, transfer or assignment would, by itself or together with any other sales, exchanges, transfers or assignments, likely result in JetFleet II's failing to satisfy the safe harbors contained in Internal Revenue Service Advance Notice 88-75 (the "Notice"). Without limiting the foregoing, no purported sale, exchange, transfer or assignment of any Units will be recognized if such sale, exchange, transfer or assignment, together with all other such dispositions (including repurchases by JetFleet II of its own Units) during the same taxable year of JetFleet II would result in both (i) the transfer of more than 5% of the total interests in JetFleet II capital or profits (excluding transfers described in clauses (i) through (vi) of the next succeeding sentence); and (ii) (A) the transfer of more than 2% of the total interests in JetFleet II capital or profits (excluding transfers described in clauses (i) through (vi) of the next succeeding sentence and sales through a matching service that meets the requirements of the Notice, Part II, Section D) or (B) the transfer of more than 10% of the total interests in JetFleet II capital or profits (excluding transfers described in clauses (i) through (vi) of the next succeeding sentence). For purposes of the 5% and the 2% limitations described in the preceding sentence, the following transfers will be disregarded: (i) transfers in which the basis of the Units in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor or is determined under Code Section 732; (ii) transfers at death; (iii) transfers between members of a family (as defined in Code Section 267(c) (4); (iv) the issuance of Units by or on behalf of JetFleet II in exchange for cash, property, or services; (v) distributions from a retirement plan qualified under Code Section 401(a); and
(vi) block transfers. The term "block transfer" means the transfer by a Partner in one or more transactions during any 30 calendar day period of JetFleet 1I Interests representing in the aggregate more than 5% of the total interest in JetFleet II capital or profits.

                 (i) Any attempted assignment or transfer which does not comply with subparagraphs (a) through (h) of this Section 7.1 shall be null and void, unless otherwise determined by the Managing General Partner in its sole discretion.

                 (j) The effective date of any assignment or transfer of Units shall be no later than the last day of the calendar month following the calendar month in which the requirements set forth in subparagraphs (a) through
(h) of this Section 7.1 have been satisfied. Until such effective date, the Managing General Partner shall be entitled to treat the assignee or transferor as the absolute owner of the Units, and shall incur no liability for allocations, distributions, reports or notices made or given in good faith to such assignee or transferor.

                 (k) A Unitholder may not contract away the common law fiduciary duty owed to the Unitholders by the General Partners.

                 (l) JetFleet II is entitled to be reimbursed for the reasonable expenses (expected to be $150 per transfer) and legal fees it incurs in connection with any assignment or transfer.

         7.2 Incapacity of Unitholders. If a Unitholder dies (or, in the case of an entity, dissolves or terminates), the Unitholder's executor, administrator or trustee or, if the Unitholder is adjudicated incompetent or insane, the Unitholder's guardian or conservator, or, if the Unitholder becomes bankrupt, the trustee or receiver of the Unitholder's estate shall have all the rights and obligations of a Unitholder for the purpose of settling or managing the Unitholder's estate and such power as the Unitholder possessed to assign the Unitholder's Units. The death, dissolution, termination, incompetency, insolvency or bankruptcy of a Unitholder shall not dissolve JetFleet II.

         7.3 Change in Record Ownership. Subject to the terms and conditions of this Agreement, title to a Unit shall be transferable by delivery of an instrument of transfer, in a form satisfactory to the Managing General Partner, properly executed by the Registered Owner, in accordance with the laws governing transfers of investment securities; provided, however, that, until a Unit has been transferred on the register of the Managing General Partner, JetFleet II, notwithstanding any notice to the contrary, shall treat the Registered Owner thereof as the absolute owner thereof for all purposes (including, without limitation, the economic benefits and other rights of Unitholders). Changes in the record ownership of Units will be recognized only as provided in Section 7.1(j).

         7.4     Substituted Unitholder.

                 (a) No Person shall have the right to become a substituted Unitholder unless each of the following conditions is satisfied:

                          (i)     in the case of an assignment or transfer of
Units of a Unitholder, (A) the instrument of assignment or transfer sets forth the intention of the assignor or transferor that the assignee or transferee succeed to the assignor's or transferor's Unit as a Unitholder in place of the assignee or transferee Unitholder, (B) the assignee or transferee shall have fulfilled the requirements of this Article VII and shall have become a party to, and adopted all the terms and conditions of, this Agreement by the execution and delivery of all documents as required by the Managing General Partner, (C) if such Person is a corporation, the Managing General Partner, may require evidence satisfactory to the Managing General Partner of such Person's authority to become a Partner or Unitholder under the terms and conditions of this Agreement; and (D) JetFleet II shall have received all reasonable expenses and legal fees incurred by JetFleet II in connection with such assignment, transfer and substitution (expected to be $150 per transaction; and

                          (ii)    the Managing General Partner shall have
consented to such Person's admission as a substituted Unitholder.

                 (b) This Agreement shall be amended as necessary to recognize the admission of any substituted Unitholder no later than the last day of the month following the month in which the requirements for transfer have been satisfied.

                 (c) Any Unitholder who shall assign or transfer all of the Unitholder's Units shall cease to be a Unitholder upon a substituted Unitholder being admitted in the assigning or transferring Unitholder's stead as a Unitholder with respect to the Units assigned or transferred.

                 (d) An assignee or transferee of Units who does not become a substituted Unitholder and desires to make a further assignment or transfer of the Units, shall be subject to all the provisions of this Article VII to the same extent and in the same manner as any Unitholder desiring to make an assignment or transfer of his Units.

                 (e) Notwithstanding anything to the contrary in this Agreement, the Managing General Partner may at any time, without obtaining the consent of any Unitholders, take such action with respect to the manner in which Units are being or may be transferred or such other steps as the Managing General Partner may deem necessary or appropriate in order to preserve the status of JetFleet II as a partnership rather than an association taxable as a corporation for federal income tax purposes or to insure that Unitholders will be treated as limited partners of JetFleet II for federal income tax purposes.

                 (f) For all purposes hereunder and under the California Act, each Limited Partner hereby Consents to the admission of any Person as a Substituted Limited Partner if the provisions of this Article VII are satisfied.

                                 ARTICLE VIII.
            DISSOLUTION, LIQUIDATION AND TERMINATION OF JETFLEET II

         8.1 Events Causing Dissolution. JetFleet II shall dissolve and its affairs shall be wound up upon the earliest to occur of any of the following events:

                 (a)      the expiration of its term;

                 (b) the withdrawal, removal or automatic cessation pursuant to Section 6.4 of a General Partner unless (i) there remains at least one General Partner and, within 60 days after the date of such event, the remaining General Partner(s) elect to continue the business of JetFleet II or
(ii) if there is no remaining General Partner, the Unitholders, within 90 days after the date of such event, elect to continue the business of JetFleet II, in a reconstituted form if necessary, and elect a successor Managing General Partner effective as of the date of such event. In the event of the removal or withdrawal of a General Partner where there is no remaining General Partner, then a Majority Vote of the Unitholders may elect to continue JetFleet II and elect a new Managing General Partner. If, however, the dissolution is caused by a General Partner ceasing to be a General Partner for any reason other than removal or withdrawal, and if there is no remaining General Partner, then the right of the Unitholders to continue the business of JetFleet II and to elect one or more General Partners may only be exercised by the unanimous vote of the Unitholders;

                 (c) the election to dissolve JetFleet II by the Majority Vote of the Unitholders;

                 (d) the entry of a decree of judicial dissolution by a court of competent jurisdiction; and

                 (e) upon the disposition of JetFleet II's last interest in Aircraft, including any debt obligation taken as consideration in the disposition of Aircraft.

         8.2     Liquidation.

                 (a) Upon dissolution and liquidation of JetFleet II, its liabilities shall be paid in the order provided herein. The Managing General Partner shall cause JetFleet II property to be sold in such manner as the Managing General Partner, in its sole discretion, shall determine in an effort to obtain the best prices for such property. The Managing General Partner shall cause the cancellation of JetFleet II's Certificate of Limited Partnership upon completion of the dissolution and liquidation of JetFleet II. Pending such sales and cancellation, the Managing General Partner shall have the right to continue to operate the business of JetFleet II and otherwise deal with JetFleet II property. In the event that a General Partner withdraws, is removed or otherwise ceases to be a General Partner and there is no remaining or successor General Partner, a Person shall be elected by Majority Vote of the Unitholders as a liquidating trustee to perform the functions of a general partner in liquidating the assets of JetFleet II and winding up its affairs. Distributions in kind shall not be permitted except to a liquidating trust which is established for the purpose of the liquidation of the assets of JetFleet II and the distribution of cash in accordance with this Agreement.

                 (b) The proceeds from the liquidation of JetFleet II's property shall be paid out in the following order:

                          (i)     First, JetFleet II shall pay or make
reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured claims and obligations, known to JetFleet II but for which the identity of the claimant is unknown, in accordance with the California Act, excluding claims of the General Partners but including claims of the Unitholders who are creditors, to the extent permitted by the California Act;

                          (ii)    Second, to the General Partners for any loans
or advances made by them to JetFleet II;

                          (iii)   Third, to the extent permitted by the
limitations set forth in Section 5.6, to the Managing General Partner for any fees due hereunder, and

                          (iv)    The balance if any, to the General Partners
and Unitholders having positive balances in their Capital Accounts (after giving effect to all contributions, distributions and allocations for all periods, including the period during which such distribution occurs) in the proportion that the positive balance in each General Partner's and Unitholder's Capital Account bears to the sum of all Capital Accounts having positive balances; provided, however, that any remaining amount of fees due to the Managing General Partner hereunder shall first be paid to the Managing General Partner in accordance with, at the time prescribed by, and subject to the limitations of Section 5.6.

                 (c) Distributions in liquidation shall be made by the end of the taxable year in which the liquidation occurs or, if later, within 90 days after the liquidating event and shall otherwise comply with Regulations
Section 1.704-l(b).

                 (d) Profits and Losses from Operations, Gross Income and Gain from Sale and Loss from Sale for the fiscal year in which the liquidation of JetFleet II occurs shall be allocated among the Unitholders and the General Partners in such a manner as to first eliminate any deficit balances in the Capital Accounts of the Unitholders or the General Partners, and thereafter, to bring the Capital Accounts balances of the Unitholders and the General Partners into such proportion that the distribution of liquidation proceeds in accordance with Section 8.2(b)(iv) will produce, as nearly as possible, the same result as a distribution of such proceeds in accordance with Section 4.1(a).

                 (e) If upon liquidation of JetFleet II (or the liquidation of a General Partner's interest in JetFleet II within the meaning of Section 1.704-l(b)(2)(ii)(g) of the Regulations), a General Partner has a deficit balance in its Capital Account (after taking into account all Capital Account adjustments for JetFleet It's taxable year in which the liquidation occurs), such General

Partner shall contribute in cash to JetFleet II by the end of such taxable year (or, if later, within 90 days after the date of such liquidation) an amount equal to such deficit Capital Account balance. Each of the General Partners shall be jointly and severally liable with respect to the obligations of the General Partners under this Section 8.2(e); provided, however that each General Partner's aggregate liability to contribute cash to JetFleet II pursuant to this Section 8.2(e) shall be limited to the greater of the deficit balance in its own Capital Account or 1.01% of the Capital Contributions made by the Unitholders.

                 (f) If any Unitholder has a deficit balance in the Unitholder's Capital Account (after taking into account all Capital Account adjustments for JetFleet II's taxable year in which the liquidation occurs), such Unitholder shall have no obligation to make any contribution to the capital of JetFleet II with respect to such deficit, and such deficit shall not be considered a debt owed to JetFleet II or to any other person for any purpose whatsoever.

                 (g) The provisions of Section 8.2(e) shall be enforceable directly, indirectly, derivatively or otherwise, only by the Unitholders, or the General Partners, as applicable, and no third party may enforce any rights provided hereby.

                                  ARTICLE IX.
                   BOOKS AND RECORDS; ACCOUNTING, TAX RECORDS

         9.1 Books and Records. The books and records of JetFleet II, including JetFleet II's Certificate of Limited Partnership and amendments thereto, copies of this Agreement, copies of JetFleet II's federal, state and local tax or information returns, JetFleet II's financial records, the books and records relating to JetFleet II's internal affairs and the appraisals of JetFleet II's Aircraft shall be maintained by the Managing General Partner at a principal office of JetFleet II. The books and records shall include information relating to the sale by the General Partners, or by their Affiliates, of goods or services to JetFleet II, and an alphabetical list of the names and addresses and Units of all Unitholders. The books and records shall be available for examination by any Unitholder or the Unitholder's duly authorized representative at any reasonable time and upon payment of reasonable costs. Any Unitholder or the Unitholder's duly authorized representative, upon paying the reasonable costs of duplication and mailing, shall be entitled to a copy of property appraisals and the list of names, addresses and Units of the Unitholders. JetFleet II may maintain such other books and records and may provide such other statements as the Managing General Partner in its discretion deems advisable. JetFleet II shall maintain its financial statements for at least six years and its other books and records relating to its internal affairs for at least three years.

         9.2 Accounting Basis for Tax and Reporting Purposes. The books and records of JetFleet II for financial reporting purposes and for the purpose of reports to the Partners will be kept on an accrual basis in a manner consistent with generally accepted accounting principles. The Managing General Partner will cause the income tax returns of JetFleet II to be prepared on the accrual basis of accounting by the application of memorandum entries to the accrual basis books of account.

         9.3 Bank Accounts. The Managing General Partner shall maintain JetFleet II bank accounts, and withdrawals shall be made only in the regular course of JetFleet II business on such signature or signatures as the Managing General Partner may determine. All deposits and other funds not needed in the operation of the business may be deposited in interest-bearing accounts or invested in securities as described in Section 5.2(a)(x).

         9.4     Reports.

                 (a) Within 60 days after the end of each fiscal quarter in which JetFleet II is in existence, the Managing General Partner shall cause JetFleet II to prepare and distribute to the Unitholders the following information:

                          (i)     A detailed statement of any fees paid to the
General Partners or their Affiliates and the services rendered therefor;

                          (ii)    Until the proceeds of the Offering are fully
invested or returned as provided in Section 3.4(c), a report of all Aircraft purchased during the quarter, the amount of cash expended by JetFleet II to acquire such Aircraft (itemizing the commissions, fees, expenses and payees) and a statement of the amount of proceeds which remain unexpended or uncommitted; and

                          (iii)   While JetFleet II is registered under Section
12(g) of the Securities Exchange Act of 1934, the same financial information contained in JetFleet II's report for the quarter on Form 10-Q filed with the Commission. While JetFleet II is not so registered, within 60 days after the end of the first six months of each Fiscal Year, JetFleet II will distribute to the Unitholders a report, prepared on the same accounting basis to be utilized as JetFleet II's annual reports, containing a condensed, unaudited balance sheet, a condensed, unaudited statement of income for the six-month period, an unaudited cash flow statement for the six-month period and other pertinent information.

                 (b) Within 120 days after the end of each Fiscal Year, the Managing General Partner shall cause JetFleet II to send to the Unitholders, a report containing the following information:

                          (i)     A balance sheet as of the end of such Fiscal
Year and statements of income and Partner's equity and a Cash Flow statement in respect of such Fiscal Year, all of which (except the Cash Flow statement) shall be prepared in accordance with generally accepted accounting principles.

                          (ii)    An annual report consolidating the activities
of JetFleet II during such Fiscal Year, including (A) a detailed statement of any transactions with the General Partners or their Affiliates and of fees, commissions, compensation, reimbursement and other benefits paid or accrued to the General Partners their Affiliates for such Fiscal Year, showing the amount paid or accrued to each recipient and the services performed, and (B) a breakdown of distributions made by JetFleet II for such Fiscal Year separately identifying the source of such distributions, including: (1) Cash Flow during the period, (2) Cash Flow from operations during a prior period which had been held as Cash Reserves, (3) Net Disposition Proceeds and (4) Cash Reserves from the Gross Offering Proceeds;

                          (iii)   A status report with respect to each Aircraft
owned by JetFleet II setting forth the condition of the Aircraft and indicating whether the Aircraft is leased, operated or held for lease, repair or sale, the remaining term of any existing lease, the projected use of the Aircraft for the next year (whether the lease is expected to continue or to be renewed, or whether the Aircraft is expected to be re-leased or sold) and any other information relevant to the value or utilization of the Aircraft as deemed appropriate by the Managing General Partner. The status report shall describe the method used or basis for any valuation.

                 (c) The financial statements described in Section 9.4(b)(i), other than the Cash Flow statement, shall be audited by a firm of independent certified public accountants and shall be prepared in accordance with generally accepted accounting principles and accompanied by the opinion of such independent certified public accountants.

                 (d) Within the scope of the annual audit of the General Partners' or their Affiliates' financial statements, the independent certified public accountants shall issue a special report on the allocation of the cost of services, goods or materials provided by the General Partner or Affiliate to JetFleet II. The special report shall, at a minimum, provide (i) a review of the time records of individual employees, the cost of whose services were reimbursed, and (ii) a review of the specific nature of the work performed by each such employee. The special report shall be in accordance with generally accepted auditing standards. The cost of such special report will be itemized by such accountants and may be reimbursed to the General Partners or their Affiliates by JetFleet II only to the extent that such reimbursement, when added to the cost of the services rendered, does not exceed the allowable rate for such services as determined in Section 5.6 of this Agreement.

                 (e) Not later than March 15 next following the end of each Fiscal Year, the Managing General Partner will send to each Person who was a Unitholder at any time during that Fiscal Year such tax information as shall be necessary for the preparation of federal and state income tax returns.

                 (f) The Managing General Partner shall make any of the foregoing reports available to the Commission and any state securities administrators upon request.

         9.5 Elections. The Managing General Partner may cause JetFleet II to make all elections required or permitted to be made by JetFleet II under the Code or deemed appropriate by the Managing General Partner and not otherwise expressly provided for in this Agreement or the Prospectus For the Offering.

         9.6 Designation of Tax Matters Partner. The Managing General Partner shall be the Tax Matters Partner of JetFleet II, as provided in Section 6231 of the Code and the Regulations promulgated thereunder. Each Partner and Unitholder approves of such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such approval.

         9.7 Expenses of Tax Matters Partner. JetFleet II shall indemnify and reimburse the Tax Matters Partner for expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of JetFleet II, the Partners and the Unitholders. The payment of such expenses shall be made before any distributions are made from Cash Available for Distribution. Neither of the General Partners, nor any of their respective Affiliates, nor any other Person shall have any obligation to provide funds for such purposes. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner, and the limitations of liability and indemnification of the General Partner set forth Section 5.8 shall be fully applicable to the Tax Makers Partner in its capacity as such.

                                   ARTICLE X.
                                   AMENDMENTS

         10.1    Proposal and Adoption of Amendments Generally.

                 (a) Amendments to this Agreement which do not, in the opinion of the Managing General Partner, have a material adverse effect upon the Unitholders or which are necessary or desirable, in the reasonable determination of the Managing General Partner, to satisfy any requirements, conditions or guidelines contained in any regulation, ruling, order, directive or opinion of any federal or state agency or judicial authority or contained in any federal or state statute or to preserve the status of JetFleet II as a partnership for federal income tax purposes or to ensure that Unitholders will be treated as limited partners for federal income tax purposes, may be made by the Managing General Partner through the use of the Power of Attorney granted in Section 12.1, without the approval of any Unitholder. Amendments which shall be deemed to be of an inconsequential nature not adversely affecting the rights of the Unitholders in any material respect include, without limitation, the following:

                          (i)     Amendments made to this Agreement to prevent
the Reregistration or decertification of the Aircraft by the FAA or by third parties, or to reduce the risk of Reregistration or decenification of Aircraft;

                          (ii)    Changing the name or the location of a
principal office of JetFleet II;

                          (iii)   Changing the name, address or Capital Account
of a Partner or Unitholder to reflect changes through transfer, assignment or withdrawal from JetFleet II, change of address or reduction in capital (to the extent permitted by the California Act);

                          (iv)    To the extent this Agreement is inconsistent
with the California Act, the Code or other applicable law, making any change necessary to conform this Agreement to law;

                          (v)     To the extent any provisions of this
Agreement are ambiguous or inconsistent with other provisions in this Agreement or in the Prospectus For the Offering, making any change necessary to clarify this Agreement in order to conform it to the intentions of the Partners as reflected in this Agreement and the Prospectus For the Offering.

                          (vi)    Making any changes necessary or convenient to
the orderly administration of JetFleet II's affairs which do not adversely effect the rights of the Unitholders in any material respect;

                          (vii)   Making any changes necessary to prevent
JetFleet II or any General Partner or Unitholder (or any principal thereof) from being subject to the provisions of the Investment Company Act of 1940, as amended, or "plan asset" regulations adopted under ERISA; and

                          (viii)  Making any change relating to the allocation
of income, gain, losses, deductions and credits as may be required under the Code and the Regulations.

                 (b) Any other amendment to this Agreement may be proposed by the General Partners or by holders of 10% of the Interests of the Unitholders. The Persons proposing such amendment shall submit (i) the text of such amendment and (ii) a statement of the purpose of such amendment. Within ten days after receipt of any proposal under this Section 10.1(b), the Managing General Partner shall give written Notification of such proposed amendment to all Partners and Unitholders either in person or by mail, together with the statement of purpose and the views if any, of the Managing Partner with respect to such proposed amendment. In order to be adopted, any such amendment will require the approval of a Majority Vote.

                 (c) The Managing General Partner shall, within a reasonable time after the adoption of any amendment to this Agreement, make any filings or publications required or desirable to reflect such amendment.

                 (d) Notwithstanding the provisions of this Section 10.1, this Agreement shall in no event be amended to change the limited liability of the Unitholders without the vote or consent of all of the Unitholders.

         10.2    Amendments on Admission or Withdrawal of Partners and
Unitholders.

                 (a) If this Agreement shall be amended to reflect the admission for substitution of a Unitholder or Limited Partner, the amendment to this Agreement shall be signed by the General Partners and the Person to be substituted or added or such Person's attorney-in-fact. Such amendments shall occur as often as appropriate, in the opinion of the Managing General Partner.

                 (b) Except as provided in Section 6.3, no successor or additional General Partner will be admitted to JetFleet II without an amendment hereof approved by a Majority Vote.

                                  ARTICLE XI.
                         CONSENTS, VOTING AND MEETINGS

         11.1 Method of Giving Consent. Any Consent required by this Agreement may be given as follows:

                 (a) by a written Consent given by the approving Partner or Unitholder at or prior to the doing of the act for which the Consent is solicited.

                 (b) by the affirmative vote of the approving Partner or Unitholder to the doing of the act for which the approval is solicited at any meeting called and held pursuant to Section 11.3 to consider the doing of such act.

         Such Consent may be given to the Managing General Partner or to any third party by proxy and, in either case, may be voted in favor of or against any proposal, provided the party acting on behalf of the Partner who granted the Consent or proxy acts in accordance with the terms of such Consent or proxy.

         11.2 Voting Rights. A Unitholder shall be entitled to cast one vote for each Unit which the Unitholder owns: (a) at a meeting, in person or by written proxy, or (b) without a meeting, by a signed writing directing the manner in which the Unitholder desires that the Unitholder's vote be cast, which writing must be received by the Managing General Partner prior to the date upon which the votes of Unitholders are to be counted. The Unitholders may, by Majority Vote, without the necessity for concurrence by any General Partners, (w) amend this Agreement, (x) dissolve JetFleet II, (y) remove a General Partner and elect a new General Partner and (z) approve or disapprove the sale of all or Substantially All of the Assets of JetFleet II. Units beneficially owned by the General Partners above or on any other matter which involves a conflict of interest on the part of the General Partners, and such Units shall not be counted as outstanding in calculating whether a Majority Vote on these matters has been obtained.

         11.3 Meetings. Meetings of the Partners may be called for any matters for which Unitholders may vote as set forth in this Agreement by any General Partner or by Unitholders holding 10% or more of the Outstanding Units. A list of names and addresses of all Unitholders shall be maintained as part of the books and records of JetFleet II and shall be made available by mail on request to any Unitholder or a designated representative thereof at their cost. Upon a written request, either in person or by registered mail, stating the purpose(s) of the meeting, the Managing General Partner shall provide all Unitholders, within ten days after each request, Notification of a meeting. The meeting shall be held not less than 15 nor more than 60 days after Notification thereof shall have been distributed to the Unitholders. Any such Notification shall state briefly the purpose, time and place of the meeting. Such meeting shall be held at the time and place specified in the request for the meeting or, if none, at a time and place in the City and County of San Francisco as designated by the Managing General Partner. Annual meetings of JetFleet II are not contemplated. A majority of the Units entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of JetFleet II.

         11.4 Submissions to Unitholders. The Managing General Partner shall give all the Unitholders Notification of any proposal or other matter required to be submitted for the consideration and approval of the Unitholders, or shall cause such Notification to be given by JetFleet II. Such Notification shall include any information required by the relevant provision of this Agreement, by the California Act or pursuant to applicable federal and state securities laws.

         11.5 Record Dates. The Managing General Partner may set in advance a date for determining the Unitholders entitled to Notification and entitled to vote at any meeting. All record dates shall not be more than 60 nor less than 10 days prior to the date of the meeting.

                                  ARTICLE XII.
                               POWERS OF ATTORNEY


                 (a) Each Unitholder irrevocably constitutes and appoints the Managing General Partner as such Unitholder's true and lawful attorney-in-fact, with full power and authority in the Unitholder's name, place and stead, to execute, acknowledge, deliver, swear to, file and/or record at the appropriate public offices, such documents, instruments and conveyances as may be necessary or appropriate to carry out the provisions or purposes of this Agreement, including, without limitation:

                          (i)     all certificates and other instruments
(including counterparts of this Agreement), and any amendment to any of the foregoing which the Managing General Partner deems appropriate to qualify or continue JetFleet II as a limited partnership (or a partnership in which the Unitholders will have limited liability comparable to that provided by the California Act) or which is otherwise adopted in accordance with this agreement, and to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices all such other agreements, documents, instruments or conveyances as the Managing General Partner may deem necessary or appropriate to carry out the provisions or purposes of this Agreement or the business of JetFleet II;

                          (ii)    all instruments which the Managing General
Partner deems appropriate to reflect a change or modification of JetFleet II in accordance with the terms of this Agreement;

                          (iii)   all conveyances and other instruments which
the Managing General Partner deems appropriate to reflect the dissolution and termination of JetFleet II (including a certificate of cancellation); and

                          (iv)    all consents, instruments and documents which
may be necessary or desirable in order to effectuate and comply with the provisions of Article VI.

                 (b) This appointment of the Managing General Partner as attorney-in-fact is irrevocable and shall be deemed to be a power coupled with an interest in recognition of the fact that each of the Unitholders under this Agreement will be relying upon the power of the Managing General Partner to act as contemplated by this Agreement in any filing and other action by it on behalf of JetFleet II, and shall survive and not be affected by the subsequent death, incapacity, insanity, dissolution or termination of any Person hereby giving such power and the transfer or assignment of all or any pan of the Interest of such Person; provided, however, that in the event a Unitholder transfers all of the Unitholder's units, the foregoing power of attorney of a transferor Unitholder shall survive such transfer only until such time as the transferee shall have been recognized by JetFleet II as a Unitholder and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

                 (c) this appointment of the Managing General Partner as attorney-in-fact may be exercised by the Managing General Partner by signing separately as attorney-in-fact for each Unitholder or by a single signature of the Managing General Partner as attorney-in-fact for all the Unitholders.

                                 ARTICLE XIII.
                                 MISCELLANEOUS

         13.1 Notification to JetFleet II or the General Partners. Any Notification to JetFleet II or the General Partners shall be delivered to them at the principal offices of JetFleet II as set forth in this Agreement or as revised in any subsequent Notification to all the Partners and Unitholders.

         13.2 Binding Provisions. The covenants, agreements and provisions contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

         13.3 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California without giving effect to the principles thereof relating to the conflict of laws.

         13.4 Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart or such counterparts have been signed at different times.

         13.5 Severability of Provisions. If for any reason any provision hereof is determined to be invalid, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

         13.6 Entire Agreement. This Agreement constitutes the entire agreement among the parties. This Agreement supersedes any prior agreement or understanding among the parties and may not be modified or amended in any manner other than as set forth herein.

         13.7 Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

         13.8 Legal Fee. Subject to the provisions of Section 5.8, in the event of any litigation or other legal dispute between any of the General Partners hereto to enforce any provision of this

Agreement or any right of any party hereto, the unsuccessful party to such litigation or legal dispute shall pay the successful party all costs, including reasonable attorneys' fees, incurred therein by the successful party, all of which may be included in and as part of the judgment or other resolution of such litigation or legal dispute.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.



                                        GENERAL PARTNERS:

                                        CMA CAPITAL GROUP

                                        By: /s/ NEAL D. CRISPIN
                                           ----------------------------------
                                            Neal D. Crispin, President

                                            /s/ RICHARD D. KOEHLER
                                           ----------------------------------
                                            Richard D. Koehler

                                            /s/ NEAL D. CRISPIN
                                           ----------------------------------
                                            Neal D. Crispin

                                        INITIAL LIMITED PARTNER:

                                            /s/ NEAL D. CRISPIN
                                           ----------------------------------
                                            Neal D. Crispin

                    AMENDMENT TO JETFLEET AIRCRAFT II, L.P.
                         LIMITED PARTNERSHIP AGREEMENT


         Pursuant to Section 10.1(a) of the Limited Partnership Agreement of JetFleet Aircraft II, L.P., a California limited partnership ("JetFleet II"), dated as of June 21, 1991 (the "Agreement"), the Partnership hereby amends the Agreement as of March 15, 1993 as follows:

         1. Except as indicated otherwise in this amendment, capitalized terms used in this amendment have the same meanings that such terms have in the Agreement.

         2. The second sentence of Section 3.6(e) (stating that the General Partners shall not be liable to any Unitholder, in certain circumstances by reason of changes in the federal income tax laws) is hereby deleted.

         3. Section 9.1 of the Agreement is hereby amended by adding the following at the end of such section:

         Notwithstanding the foregoing, any Unitholder and any designated representative thereof shall be permitted access to all records of JetFleet II at all reasonable times, and may inspect and copy any of them. An alphabetical list of the names, addresses and business telephone numbers of the Unitholders along with the number of Units held by each of them (the "Unitholder List") shall be maintained as part of the books and records of JetFleet II and shall be available for inspection by any Unitholder or any designated agent thereof at the home office of JetFleet II upon the request of the Unitholder.
         The Unitholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Unitholder List shall be mailed to any Unitholder requesting the Unitholder List within ten days of the request. A copy of the Unitholder List shall be printed in alphabetical order, on white paper, and in readily readable type size (in no event smaller than 10-point type). A reasonable charge for any copy work may be charged by JetFleet II. The purposes for which a Unitholder may request a copy of the Unitholder List include, without limitation, matters relating to Unitholders' voting rights under this Agreement, and the exercise of Unitholders' rights under federal proxy laws. If any Sponsor of JetFleet II neglects or refuses to exhibit, produce or mail a copy of the Unitholder List as requested, the Sponsor may be liable to any Unitholder requesting the list for the costs, including attorneys' fees incurred by that Unitholder for compelling production of the Unitholder List, and for actual damages suffered by any Unitholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Unitholder List is to secure such list of Unitholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Unitholder relative to the affairs of JetFleet II. The Sponsor may require the Unitholder requesting the Unitholder List to represent that the list is not requested for a commercial purpose unrelated to the Unitholder's interest in JetFleet II. The remedies provided hereunder to Unitholder requesting copies of the Unitholder List are in addition to, and shall not in any way limit, other remedies available to Unitholders under federal law, or the laws of any state.

4.       The following Section 13.9 is added to the Agreement:

         13.9 Rollup. (a) For the purposes of this Section 13.9, the term "Roll-Up" shall refer to a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of JetFleet II and the issuance of securities of a Roll-Up Entity. Such term does not include:

         (i) a transaction involving securities of JetFleet II if those securities have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

         (ii) a transaction involving the conversion to corporate, trust or association form of only JetFleet II if, as a consequence of the transaction, there will be no significant change in any of the following:

                 (A)      the Unitholder's voting rights;

                 (B)      the term of existence of JetFleet II;

                 (C)      Sponsor compensation; or

                 (D)      JetFleet II's investment objectives.

         For purposes of this Section 13.9, the term "Roll-Up Entity" refers to the partnership, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

         (b) In connection with a proposed Roll-Up, an appraisal of all JetFleet II assets shall be obtained from a competent, independent expert (such expert shall be a person with no current material or prior business or personal relationship with any Sponsor, who is engaged to a substantial event in the business of rendering opinions regarding the value of assets of the type held by JetFleet II and who is qualified to perform such work). If the appraisal will be included in a Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Commission and the states as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933, as amended, and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. JetFleet II's assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of JetFleet II's assets as of a date immediately prior to the announcement of the proposed transaction. The appraisal shall assume an orderly liquidation of the assets over a 12 month period. The terms of the engagement of the independent expert shall clearly state that the engagement is for the benefit of JetFleet II and its Unitholders. A summary of the independent appraisal, including all material assumptions underlying the appraisal, shall be included in a report to the Unitholders in connection with a proposed Roll- Up.

         (c) In connection with a proposed Roll-Up, the Person sponsoring the Roll-Up shall offer to the Unitholders who vote "no" on the proposal the choice of:

                 (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

                 (ii)     one of the following:

                          (A) remaining as Unitholders in JetFleet II, and preserving their interests therein on the same terms and conditions as existed previously; or

                          (B) receiving cash in an amount equal to the Unitholder's pro-rata share of the appraised value of the net assets of JetFleet II.

         (d) JetFleet II shall not participate in any proposed Roll-Up which would result in Unitholders having democracy rights in the Roll-Up Entity which are less than those provided for under Sections VI.A and VI.B of the Guidelines. If the Roll-Up Entity is a corporation, the voting rights of Unitholders shall correspond to the voting rights provided for in these Guidelines to the greatest extent possible.

         (e) JetFleet II shall not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). JetFleet II shall not participate in any proposed Roll-Up which would limit the ability of a Unitholder to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that Unitholder.

         (f) JetFleet II shall not participate in any proposed Roll-Up in which Unitholders' rights of access to the records of the Roll-Up Entity will be less than those provided for under Section VI.D of the Guidelines.

         (g) JetFleet II shall not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by JetFleet II if the Roll-Up is not approved by the Unitholders.

         IN WITNESS WHEREOF, the undersigned have executed this amendment as of March 15, 1993

GENERAL PARTNERS
CMA Capital Group
By: /s/ Neal D. Crispin
    -------------------
      Neal D. Crispin, President

/s/ Neal D. Crispin
-------------------
         Neal D. Crispin

/s/ Richard D. Koehler
----------------------
         Richard D. Koehler

CMA Capital Group, L.P.
         By: /s/ Neal D. Crispin
             -------------------
                 Neal D. Crispin, General Partner

LIMITED PARTNERS

Each Limited Partner of JetFleet II

By: CMA Capital Group, as Attorney-in-Fact
         By: /s/Neal D. Crispin
             ------------------
                 Neal D. Crispin

         IN WITNESS WHEREOF, the undersigned have executed this amendment as of March 15, 1993.



                                    GENERAL PARTNERS:

                                    CMA Capital Group



                                    By:      /s/ NEAL D. CRISPIN
                                       -----------------------------------------
                                             Neal D. Crispin, President

                                             /s/ NEAL D. CRISPIN
                                    -------------------------------------------
                                             Neal D. Crispin

                                             /s/ RICHARD D. KOEHLER
                                    -------------------------------------------
                                             Richard D. Koehler

                                    CMA Capital Group, L.P.

                                    By:      /s/ Neal D. Crispin
                                       -----------------------------------------
                                             Neal D. Crispin, General Partner

                                    LIMITED PARTNERS:
                                    Each Limited Partner of JetFleet II

                                    By:  CMA Capital Group, as Attorney-in-Fact

                                    /s/ NEAL D. CRISPIN
                                    -------------------------------------------
                                    Neal D. Crispin






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